                                                                  EXHIBIT 10.7


                                       SUBLEASE

                                       between


                      DIGITAL EQUIPMENT CORPORATION, Sublandlord


                                         and



                  SYLVEST MANAGEMENT SYSTEMS CORPORATION, Subtenant


                             Dated as of October 31, 1995

                                 10001 Derekwood Lane
                                Lanham, Maryland 20706

                                       SUBLEASE

                    BY DIGITAL EQUIPMENT CORPORATION, Sublandlord

                TO SYLVEST MANAGEMENT SYSTEMS, CORPORATION, Subtenant

                            DATED: AS OF OCTOBER 31, 1995

                                 10001 Derekwood Lane
                                Lanham, Maryland 20706

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.   Demise..................................................................4

2.   Term....................................................................4

3.   Delivery of Sublet Premises.............................................4

4.   Rent....................................................................5

          a.   Base Rent.....................................................5

          b.   Additional Rent...............................................5

5.   Utilities...............................................................6

6.   Use.....................................................................6

7.   Assignment and Subletting...............................................7

8.   Insurance...............................................................8

9.   Indemnification.........................................................8

10.  Maintenance and Services................................................9

11.  Prime Lease.............................................................9

          a.   Incorporation of Prime Lease..................................9
          b.   Performance of Prime Lease....................................10
          c.   Consents......................................................10
          d.   No Sublandlord Obligation.....................................10
          e.   Termination...................................................10

12.  No Alterations..........................................................10

13.  Defaults and Remedies...................................................11

14.  Surrender...............................................................13

15.  Notices.................................................................13

16.  Effect..................................................................13


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17.  Applicable Law..........................................................13

18.  Modification............................................................14

19.  Severability............................................................14

20.  No Waiver...............................................................14

21.  Broker..................................................................14

22.  Mechanics Liens.........................................................14

23.  Confidentiality.........................................................14

24.  Security Deposit........................................................14

25.  Consent of Landlord.....................................................14

EXHIBIT A - PRIME LEASE......................................................15

EXHIBIT B - AMENDMENT TO PRIME LEASE.........................................16

EXHIBIT D - CONSENT OF LANDLORD..............................................19

EXHIBIT E - CONSENT OF LANDLORD'S MORTGAGEES.................................20

EXHIBIT F - OFFICE SYSTEMS FURNITURE.........................................21

                                       SUBLEASE

          THIS SUBLEASE is made as of the 31st day of October, 1995, by and between Digital Equipment Corporation, a Massachusetts corporation, with an address at 111 Powder Mill Road, Maynard, Massachusetts 01754, ("Sublandlord") and Sylvest Management Systems, Corp., a Maryland corporation, with an address at, Lanham, Maryland ("Subtenant").

WITNESSETH

          WHEREAS, Sublandlord is the tenant under a certain lease from Liberty Property Trust, as successor in interest to Rouse & Associates - Metro East Executive Terrace Limited Partnership, ("Landlord") dated May 31, 1985, a copy of which is attached as Exhibit A, as amended by Reinstatement and Amendment of Agreement of Lease dated July 22, 1992 and attached as Exhibit B, (such lease, as amended, is hereinafter referred to as the "Prime Lease"). The premises leased to Sublandlord under the Prime Lease are a portion of the building (the "Building") at 8400 Corporate Drive, Landover, Maryland, which premises are more particularly described in Exhibit C attached hereto (the "Land"), and on Page 1 of the Prime Lease (the "Leased Premises"); and

          WHEREAS, Subtenant wishes to sublease from Sublandlord the Leased Premises shown on the plan attached hereto as Exhibit D, containing approximately 23,777 square feet of floor area, as such term is defined in the Prime Lease, (the "Sublet Premises"), and Sublandlord is willing to sublet the Sublet Premises to Subtenant;

          NOW, THEREFORE, the parties hereto agree as follows:

1. Demise. Sublandlord hereby subleases the Sublet Premises to Subtenant and Subtenant hereby sublets the Sublet Premises from Sublandlord subject to the terms and conditions hereinafter stated.

2 Term. The term of this Sublease (the "Sublease Term") shall be one (1) year and ten (10) months, beginning with the first day of November, 1995, (the "Commencement Date") and ending with the last day of August, 1997.

3. Delivery of Sublet Premises. Subtenant expressly acknowledges that it has inspected the Sublet Premises and is fully familiar with the physical condition thereof, and agrees to accept possession of the Sublet Premises in its "as is" condition. Subtenant acknowledges that Sublandlord has made no representations or warranties regarding the Sublet Premises, and that it has relied on no such representations or warranties in accepting the Sublet Premises. Subtenant acknowledges that Sublandlord shall have no obligation to do any work in or to the Sublet Premises, or to incur any expense in connection therewith, in order to make them suitable and ready for occupancy and use by Subtenant.

     Sublandlord acknowledges that Subtenant intends to make certain improvements to the Sublet Premises ("Subtenant's Work") so as to adapt them for Subtenant's intended uses.


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     Prior to commencing the Subtenant's Work, Subtenant shall submit plans and specifications therefor to Sublandlord and obtain Sublandlord's written approval thereof, which approval shall not be unreasonably withheld or delayed but which may be conditioned by Sublandlord in its reasonable discretion. If the terms of the Prime Lease require Sublandlord to obtain Landlord's consent for Subtenant's Work, Sublandlord shall use reasonable efforts (not involving the payment of money, unless Subtenant pays any such money) to obtain approval therefor from Landlord. All Subtenant's Work shall be done in accordance with the terms and conditions of the Prime Lease. Without limiting the foregoing, Subtenant shall obtain all necessary licenses and permits, shall perform Subtenant's Work in accordance with all laws, by-laws, rules, regulations, licenses and permits. All of Subtenant's Work shall remain on the Sublet Premises upon the expiration or termination of this Sublease unless Sublandlord otherwise notifies Subtenant at the time of approval by Sublandlord of Subtenant's plans and specifications.

4    Rent

     a. Base Rent. Subtenant shall pay to Sublandlord base rent ("Base Rent") without offset, deduction or demand in the amount of $10.00 per square foot of rentable area per year, or $237,770 per year for each Lease Year, payable in advance in equal monthly installments of $19,814.17 commencing on the Commencement Date and continuing on the first day of every month thereafter.

          Base Rent shall be apportioned for any partial calendar month occurring at the beginning or end of the Sublease Term.

          All payments hereunder shall be made at the following address:

                            Digital Equipment Corporation
                             305 Rockrimmon Blvd., South
                                      CX03/D1 2
                           Colorado Springs, CO 80919-2398
                            Attention: Lease Administrator

          or at such other address as Sublandlord may from time to time designate by written notice to Subtenant

     b.   Additional Rent.

          In the event that Sublandlord believes that Subtenant is consuming electricity in an amount above and beyond normal office usage then Sublandlord shall be entitled, at its expense, to conduct a "connected load study" and a "use survey" to estimate the electrical usage by Subtenant in the Leased Premises. In the event that such study and survey determine that Subtenant is consuming an amount of electricity beyond normal office usage, then Sublandlord may, from and after its receipt of such study, notify Subtenant of the excessive consumption and bill Subtenant for that amount above normal office usage.

          All sums which Subtenant agrees to pay under this Sublease other than Base Rent, or which Sublandlord pays or incurs as a result of a default by Subtenant, including without limitation interest at the Default Rate of Interest as defined in Section 13, shall be included within the term "Additional Rent" whether or not expressly so identified. As used in this Sublease, the term "Rent" shall mean collectively Base Rent and Additional Rent.

5. Utilities. No interruption in any utility service to the Sublet Premises shall give Subtenant any right to terminate this Sublease or shall give rise to any claim for set-off or any abatement of Rent or of any of Subtenant's obligations under this Sublease when such interruption results from any cause other than the negligence or willful misconduct of Sublandlord or Sublandlord's agents or employees.

     Subtenant shall not connect to the Building's electrical system any equipment which operates in excess of the current capacity of such system without Sublandlord's prior written consent.

6. Use. Subtenant shall continuously use and occupy the Sublet Premises, to the extent permitted by law, for the purposes of general offices and such uses must be in accordance with the Prime Lease and for no other use or purpose. Sublandlord makes no representation or warranty as to the necessity of obtaining any license, permit or approval from any federal, state or municipal governmental authority for such uses.

     Subtenant shall not conduct any activity on the Sublet Premises, the Building or the Land which is improper or offensive, which is not permitted under Exhibit C of the Prime Lease, or which causes any noise, odor or vibration to be emitted from the Sublet Premises, the Building or the Land. Subtenant shall comply with the reasonable rules and regulations of the Building and Land as the same may be promulgated and modified by Landlord from time to time. Subtenant shall comply with all laws, statutes, ordinances, by-laws, regulations, restrictions, and with the requirements of all governmental approvals, licenses and permits, relating to the Land, the Building or the Sublet Premises (collectively, "Legal Requirements"), and with the provisions of all insurance policies from time to time in effect with respect to the Building, the Land or the Sublet Premises. In addition, Subtenant shall obtain, keep in force, and comply with all requirements of all governmental approvals, licenses and permits required for Subtenant's specific use of the Sublet Premises.

     Subtenant shall not use, generate, treat, store, or dispose of "Hazardous Substances" (as hereinafter defined) on the Sublet Premises or anywhere in the Building or on the Land without giving prior written notification to Sublandlord, including the identity and amounts of the Hazardous Substances which Subtenant proposes to use, and receiving prior written consent from Sublandlord, which may be withheld or conditioned in Sublandlord's sole discretion. In all events, Subtenant's use of Hazardous Substances must be in full and complete accordance with all Legal Requirements applicable thereto. Subtenant shall indemnify, save harmless, and defend (with counsel reasonably satisfactory to Sublandlord) Sublandlord, its officers, directors, employees, contractors, servants and agents, from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation reasonable attorneys' fees, consultants' fees, litigation costs, and cleanup costs, asserted against or incurred by Sublandlord, its officers, directors, employees, contractors, servants and agents at any time and from time to time resulting from the presence of any Hazardous Substances in the Building or on the Land during the Sublease Term arising after Subtenant's taking possession of the Sublet Premises and resulting from (a) the action or inaction of Subtenant, its officers, directors, employees, contractors, servants and agents, or (b) Subtenant's generation, storage, treatment, handling, transportation, disposal or release of any Hazardous Substances at or near the Building or the Land, or (c) the violation of any applicable law governing Hazardous Substances by Subtenant, its officers, directors, employees, contractors, servants or agents. The indemnities and duties to defend set forth in this Section shall survive the expiration or earlier termination of this Sublease. As used in this Sublease, "Hazardous Substances" shall mean any chemical, substance, waste, material, gas or emission which is deemed hazardous, toxic, a pollutant, or a contaminant under federal, state or local statute, law, ordinance, rule or regulation, now or hereafter in effect. "Hazardous Substances" include but are not limited to petroleum, petroleum products, asbestos, chloroflourocarbons (CFCs), radon gas and polychlorinated biphenyles (PCBs). Upon request by Sublandlord from time to time, Subtenant shall certify in writing to Sublandlord that no portion of the Sublet Premises, Land or Building has been or is then being used by Subtenant or by anyone claiming under Subtenant for the use, generation, treatment, storage, or disposal of Hazardous Substances and that no such Hazardous Substances are present in or on the Sublet Premises except those set forth in such certification.

7. Assignment and Subletting. Subtenant shall not assign, transfer, mortgage or pledge this Sublease, nor sublet all or any part of the Sublet Premises, or enter into any other license or occupancy arrangement, whether voluntary or involuntary or by operation of law (collectively a "Transfer"), without Sublandlord's prior written consent, which consent may be withheld by Sublandlord in its sole and absolute discretion.

     No Transfer, nor any collection of rent by Sublandlord from any person or entity other than Subtenant, shall relieve Subtenant of its obligations to fully observe and perform the terms, covenants, and conditions hereof. No consent by Sublandlord in a particular instance shall be deemed a waiver of the obligation to obtain Sublandlord's consent in another instance. Subtenant shall pay to Sublandlord as received any excess of amounts received pursuant to an assignment, subletting, license or other occupancy arrangement in excess of the Rent due hereunder. For the purposes of this Sublease, the transfer of a majority ownership interest in Subtenant shall be deemed a Transfer.

8. Insurance. Subtenant shall maintain in full force and effect during the Sublease Term a comprehensive general liability insurance policy with a combined single limit not less than $2,000,000 for personal injury/bodily injury and property damage, under which Subtenant, Sublandlord, Sublandlord's first mortgagee and Landlord are named as insureds. Such policy shall include a broad form comprehensive liability endorsement which shall specifically include contractual liability coverage insuring Subtenant's obligations under this Sublease. Such policy shall be issued by a responsible insurance company with an A. M. Best rating of B+ or better and which is authorized to do business in the state in which the Sublet Premises are located.

     Subtenant shall deliver certificates of such insurance to Sublandlord before the Commencement Date and thereafter within thirty (30) days after a request by Sublandlord. Subtenant shall use reasonable efforts to obtain insurance policies which shall not be canceled, non-renewed, or materially changed without thirty (30) days' prior written notice to Sublandlord and Sublandlord's first mortgagee. Sublandlord and Subtenant each waive all claims and rights against the other and their respective officers, directors, employees, contractors, servants and agents, for any damage to or destruction of real or personal property of Sublandlord or Subtenant, regardless of cause or origin and regardless of any proceeds or recoveries from any insurance policies, and all insurance policies carried by Subtenant shall include a waiver of its right of subrogation against Sublandlord. All such insurance shall be obtained at Subtenant's sole cost and expense. Sublandlord shall have no responsibility or liability for any loss of or damage to personal property or trade fixtures of Subtenant, damage to all such property and fixtures being Subtenant's sole risk.

     In the event that Sublandlord receives a notice of cancellation of such insurance policy, Sublandlord may, in addition to and without thereby waiving any other remedies therefor, either (i) pay the premiums necessary to prevent such cancellation or (ii) obtain substitute insurance and bill Subtenant therefor. Subtenant shall reimburse Sublandlord therefor by paying such amount to Sublandlord, as Additional Rent, within ten (10) days after demand by Sublandlord.

9. Indemnification. To the maximum extent that this agreement may be made effective according to law, but subject to the waiver of subrogation in section 8 above, Subtenant agrees that it will defend and indemnify Sublandlord and save Sublandlord harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Sublandlord by reason of
     (a) any accident, injury to, or death of persons, or damage to or loss of property other than that of Sublandlord and Subtenant, in or about the Sublet Premises, the Building or the Land, or (b) any failure on the part of Subtenant to perform, fulfill or observe any of Subtenant's representations, warrantees or agreements set forth in this Sublease. This indemnification shall survive expiration or earlier termination of this Sublease. In case any action, suit or proceeding is brought against Sublandlord by reason of any such occurrence, Subtenant, upon

     Sublandlord's request, shall at Subtenant's expense, cause such action, suit or proceeding to be resisted and defended by counsel reasonably satisfactory to Sublandlord.

10.  Maintenance and Services.

     Subtenant hereby agrees that it is relying directly on Landlord's obligations under the Prime Lease for all maintenance, services and repairs to the Sublet Premises, including without limitation the Riders. If Landlord shall default in any of its obligations to Sublandlord under the Prime Lease, Sublandlord shall cooperate with Subtenant, upon request by Subtenant and at Subtenant's sole cost and expense, in enforcing Sublandlord's rights against Landlord under the Prime Lease.

     In addition to all other obligations relating to repair and maintenance of Sublandlord under the Prime Lease, Subtenant shall, at its expense, maintain the interior non-structural portions of the Building in good order and condition, except for reasonable wear and tear and damage caused by fire or other casualty, Taking, default by Sublandlord hereunder, or by any negligent act or omission or willful act or omission by Sublandlord, its officers, directors, employees, contractors, servants or agents.

11.  Prime Lease.

     a. Incorporation of Prime Lease. Except as otherwise expressly provided herein, Sublandlord grants to Subtenant, to share in common with Sublandlord, all of Sublandlord's rights, benefits, and interests with respect to the Sublet Premises, and Subtenant agrees to accept from Sublandlord and hereby assumes all of Sublandlord's obligations and burdens under the Prime Lease with respect to the Sublet Premises, as if all of such rights and obligations were set forth herein in their entirety, provided that the terms and conditions hereof shall be controlling whenever the terms and conditions of the Prime Lease are contradictory to or inconsistent with terms and conditions hereof, and provided further that those provisions of the Prime Lease which are protective and for the benefit of the Landlord shall in this Sublease be deemed to be protective and for the benefit of the Landlord and Sublandlord. Notwithstanding the foregoing sentence, the terms, covenants and conditions of the following Sections of the Prime Lease are expressly modified as follows:

          Section 4: Assignment & Subletting - delete in its entirety;

          Section 9: Holding Over- delete in its entirety;

          Section 1.2: Renewal Term - delete in its entirety;

          Subtenant represents that it has read and is familiar with the terms of the Prime Lease.


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

     b. Performance of Prime Lease. Subtenant covenants and agrees faithfully to observe and perform all of the terms, covenants and conditions of the Prime Lease on the part of Sublandlord to be performed with respect to [the portion of the Leased Premises thereunder comprising] the Sublet Premises, and neither to do nor cause to be done, nor suffer, nor permit any act or thing to be done which would or might cause the Prime Lease to be canceled, terminated, forfeited or surrendered, or which would or might make Sublandlord liable for any damages, claims or penalties.

     c. Consents. Sublandlord shall not be required to give any consent required or permitted under the terms of this Sublease with respect to any matter on which the Prime Lease requires the consent of Landlord until it has first obtained the written consent of the Landlord with respect to such matter. Upon written request by Subtenant, Sublandlord agrees to use reasonable efforts (not involving the payment of money, unless Subtenant pays such money) to obtain such consent of the Landlord in a timely manner.

     d. No Sublandlord Obligation. Except as otherwise specifically provided herein, Sublandlord shall not have any obligation to construct, maintain, alter, restore or repair the Sublet Premises, the Building, or any parking area or other facility or improvement appurtenant thereto or to provide Subtenant with any service of any kind or description whatsoever, nor shall Sublandlord be responsible for the performance of Landlord's obligations under the Prime Lease or be liable in damages or otherwise for any negligence of Landlord or for any damage or injury suffered by Subtenant as a result of any act or failure to act by Landlord or any default by Landlord in fulfilling its obligations under the Prime Lease. Upon written request by Subtenant, Sublandlord agrees to use reasonable efforts (not involving the payment of money, unless Subtenant pays such money) to cause Landlord to perform its obligations under the Prime Lease in a timely manner. Subtenant hereby waives all claims for consequential damages against Sublandlord arising out of any breach or failure by Sublandlord to perform or observe the requirements and obligations created by this sublease.

     e. Termination. If the Prime Lease is terminated pursuant to any provision of the Prime Lease or otherwise, (i) this Sublease shall terminate simultaneously therewith, and (ii) any unearned rent paid in advance shall be refunded to Subtenant unless such termination was the result of a breach by Subtenant of any term, covenant or condition of this Sublease. Notwithstanding the preceding sentence, in the event that Sublandlord or an affiliate thereof acquires title to the Building, this Sublease shall remain in full force and effect.

12. No Alterations. After completion of Subtenant's Work, Subtenant shall make no alterations, additions or improvements to the Sublet Premises or to any portion of the Building without on each occasion first obtaining (i) the prior written consent of Sublandlord, which consent may be withheld in Sublandlord's sole discretion or granted upon such conditions as Sublandlord may deem appropriate, and (ii) when required by the terms of the Prime Lease, the prior written consent of the Landlord. Upon written request by Subtenant, Sublandlord agrees to use reasonable efforts (not involving the payment of money, unless Subtenant pays such money) to obtain such consent of the Landlord, when required under the Prime Lease, in a timely manner. All work shall be done in accordance with the terms and conditions of the Prime Lease and all laws, by-laws, rules, regulations, licenses and permits.

13. Defaults and Remedies. The occurrence of any of the following shall constitute an "Event of Default" hereunder: (i) if Subtenant fails to pay any Rent when due and such failure continues for 10 days after written notice of such failure, [provided, however, that Subtenant shall not be entitled to such notice if Sublandlord has given notice to Subtenant of 1 or more previous such failures within a 12-month period, in which event such failure shall constitute a default hereunder upon the expiration of 10 days after such payment was due,] or (ii) if Subtenant fails to perform or observe any of the terms of this Sublease other than those requiring the payment of Rent and such failure continues for 15 days after Sublandlord gives written notice of said failure; provided, however, that if the grace period for such default provided to Sublandlord under the Prime Lease is shorter than 15 days, the length of Subtenant's grace period shall be one-half of Sublandlord's grace period; or (iii) if the subleasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Subtenant's property for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Subtenant's property by a court of competent jurisdiction, or if a petition is filed by Subtenant under any bankruptcy or insolvency law, or if a petition is filed against Subtenant under any bankruptcy law and the same shall not be dismissed within 30 days from the date upon which it is filed.

     If an Event of Default occurs, Sublandlord may at its option immediately or at any time thereafter exercise any one or more of the remedies provided in the Prime Lease with respect to a default thereunder by Sublandlord. Notwithstanding the fore-going, and in addition thereto, Sublandlord may at its option immediately or at any time thereafter exercise one or more of the following remedies, consecutively or simultaneously, without notice or demand:

     a. Sublandlord may bring suit for damages or specific performance for the collection of unpaid Rent or the performance of any of Subtenant's obligations, all either with or without entering into possession or terminating this Sublease.

     b. Sublandlord may, at its option, give Subtenant a notice terminating this Sublease on a date not less than 3 business days after Sublandlord gives such notice, and upon such date this Sublease shall terminate and all rights of Subtenant shall cease without further notice or lapse of time, Subtenant hereby waiving all statutory rights, including rights of redemption, if any. Upon termination of this Sublease, Subtenant shall surrender the Sublet Premises to Sublandlord in accordance with the terms of this Sublease. Subtenant's liability hereunder shall survive such termination and Subtenant shall indemnify and hold Sublandlord harmless from all claims, losses, costs, expenses, damages or liabilities arising out of or in connection with such termination.

     c. If, after such termination, Sublandlord elects to relet all or any part of the Sublet Premises, such reletting may be on such terms and conditions as Sublandlord in its reasonable discretion may determine. Sublandlord may retain for itself all rents from reletting, and Sublandlord shall not be liable for any failure to relet all or any part of the Sublet Premises. The rent obtained from such reletting shall be, for purposes of subsection 13(d)(2), prima facie evidence of the fair rental value for the part of the Sublet Premises so relet during the term of the reletting. The proceeds of reletting shall be applied first to pay all Sublandlord's reletting expenses, including, without limitation, all repossession costs, alteration costs, brokerage commissions, advertising expenses and reasonable attorneys' fees ("Reletting Expenses"), then to pay any cost to Sublandlord of curing Subtenant's defaults, then to pay Rent, any balance then to be kept by Sublandlord.

     d.   After such termination, Subtenant shall:

          1. pay Sublandlord monthly on the days on which Base Rent would have been payable, as damages for Subtenant's default, the difference between: (i) the amount of Rent which would be payable under this Sublease by Subtenant if this Sublease were still in effect, less
               (ii) the net proceeds of any reletting, after deducting Sublandlord's Reletting Expenses and Sublandlord's costs incurred in curing Subtenant's defaults; or

          2. at Sublandlord's election, whether or not Sublandlord shall have collected any payments under the preceding paragraph (1), pay Sublandlord, on demand, an amount equal to: (i) the present value, discounted at the discount rate at which one-year Treasury bills have then most recently sold, of the difference between (a) all Rent which would have been payable from the date of such termination until the last day of the term of this Sublease, and
               (b) the fair rental value of the Sublet Premises for the same period; plus (ii) Sublandlord's reasonable estimate of Reletting Expenses.

     e. If an Event of Default occurs, Sublandlord shall have the right, but not the obligation, without the necessity of terminating this Sublease, to enter the Sublet Premises and perform any of Subtenant's obligations notwithstanding that no specific provision for such substituted performance by Sublandlord is made in this Sublease. All sums so paid by Sublandlord, and all costs and expenses incurred by Sublandlord in connection with the performance of Subtenant's obligations, plus interest thereon at the rate of 18% per annum (or, if less, the maximum rate of interest permitted at such time by law), shall be deemed Additional Rent and shall be payable to Sublandlord immediately upon demand.

          The rights and remedies granted to Sublandlord herein are cumulative and in addition to any others Sublandlord may be entitled to at law or in equity.

          Subtenant shall pay on demand all of Sublandlord's costs and expenses incurred in connection with enforcement of this Sublease, including without limitation, reasonable attorneys' fees and court costs.

          All sums not paid by Subtenant when due hereunder (regardless of whether or not the applicable grace period has expired) shall bear interest at a rate equal to the lesser of (i) 1-1/2% per month or (ii) the highest rate permitted by law (the "Default Rate of Interest"), which interest shall be payable to Sublandlord as Additional Rent hereunder immediately upon demand.

14. Surrender. Upon the expiration or earlier termination of the Sublease Term, Subtenant shall surrender the Sublet Premises free and clear of all tenants and occupants, and in good order and condition, reasonable wear and tear and damage by casualty or taking only excepted. Subtenant's Work shall be removed if required pursuant to Section 3 hereof, and all other alterations, additions and improvements shall remain part of the Sublet Premises and shall not be removed unless Sublandlord so requests such removal by notice to Subtenant at least thirty (30) days prior to the expiration or earlier termination date. Subtenant shall repair any damage to the Sublet Premises caused by the removal of its property. Any property of Subtenant not removed at or prior to the expiration or earlier termination of the Sublease Term may be removed and stored or disposed of by Sublandlord as it deems appropriate in its sole discretion. Subtenant agrees to reimburse Sublandlord for all of Sublandlord's costs resulting from such removal and storage or disposition.

15. Notices. All notices relating to this Sublease or the Sublet Premises shall be in writing and addressed, if to Subtenant, to the Sublet Premises, or to such other address as Subtenant shall designate in writing; and if to Sublandlord, to the address stated in the preamble above, or to such other address as Sublandlord shall designate in writing. No notice from Subtenant to Landlord shall be effective as to Sublandlord unless Subtenant delivers a copy of such notice in the manner set forth in this section to Sublandlord simultaneously with delivery of such notice to Landlord. Any notice shall be deemed duly given (i) when delivered by hand, if so delivered and a receipt obtained, or (ii) four (4) days after being deposited with the U.S. Postal Service addressed to such address, postage prepaid, registered or certified mail, return receipt requested, or (iii) the next business day after being delivered to an overnight courier with acceptance signature required.

16. Effect. This Sublease shall be binding upon the parties hereto and their respective successors and assigns.

17. Applicable Law. This Sublease shall be governed by and construed in accordance with the laws of the state in which the Sublet Premises are located.

18. Modification, etc. Neither this Sublease nor any provision hereof may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by both parties. This Sublease constitutes the entire agreement of the parties hereto with respect to the Sublet Premises.

19. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

20 No Waiver. No failure by Sublandlord or Subtenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent by Sublandlord during the continuance of such breach, shall constitute a waiver of any such breach or of any such term. Sublandlord's consent in one instance hereunder shall not relieve Subtenant of the requirement of obtaining Sublandlord's consent in any other instance.

21. Broker. Sublandlord shall be responsible for paying the brokerage commission due to Spaulding & Slye (the "Subtenant's Broker") and Koll Management Services, Inc. (the Sublandlord's Broker) in connection with this Sublease. Subtenant and Sublandlord each represents and warrants to the other that it has not dealt with any broker or agent in connection with this Sublease other than the Subtenant's Broker and Sublandlord's Broker, and it shall indemnify, defend (with counsel reasonably satisfactory to the indemnified party) and hold the other party hereto harmless from and against all claims, liabilities, leases, damages, costs and expenses arising from a breach of such representation and warranty.

22. Mechanics Liens. Subtenant shall not cause or permit any liens for labor or materials to attach to the Sublet Premises, the Building or the Land as a result of any work performed by or on behalf of Subtenant, and shall immediately discharge any such liens which may so attach.

23. Confidentiality. All terms and conditions of this Sublease shall be kept confidential by all parties and shall not be disclosed without the consent of the other parties.

24.  Security Deposit.  None.

25. Consent of Landlord. The effectiveness of this Sublease shall be conditioned upon the receipt of written consent of the Landlord to this Sublease substantially in the form of Exhibit E attached hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed under seal by their duly authorized officers as of date first above written.

Sublandlord:  Digital Equipment Corporation


By:  /s/ Mark A. Coffey
     -----------------------------------
        Name: Mark A. Coffey
        Title: Manager, Real Estate Acquisitions & Dispositions


Subtenant:  Sylvest Management Systems Corporation


By:  /s/ Gary Murray
     -----------------------------------
        Name:  Gary Murray
        Title: President


Accepted and Approved

Prime Landlord:  Liberty Property Trust
By: See Consent to Sublease dated November 17, 1995
    -----------------------------------------------
        Name:
        Title:

                                EXHIBIT A TO SUBLEASE
                                     PRIME LEASE



                                   [Copy attached]

                                                  1-8-85
                                                  29,600 square feet


ROUSE & ASSOCIATES
                                  AGREEMENT OF LEASE

     THIS AGREEMENT OF LEASE (hereinafter referred to as "this Lease") made this 31 day of May 1985, by and between ROUSE & ASSOCIATES-METRO EAST EXECUTIVE, LIMITED PARTNERSHIP, TERRACE LIMITED PARTNERSHIP organized and existing under the law of Pennsylvania having an address at 8181 PROFESSIONAL PLACE, LANDOVER, MARYLAND 20780 (hereinafter referred to as "the Landlord"), and DIGITAL EQUIPMENT CORPORATION, A CORPORATION organized and existing under the law of Massachusetts, having an address at 5900 PRINCESS GARDEN PARKWAY, LANHAM, MARYLAND 20706 (hereinafter referred to as "the Tenant").
     WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual entry into this Lease by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, all of that real property, situate and lying in PRINCE GEORGE'S County, Maryland, which consists of the space (containing approximately 29,600 square feet of floor area) shown outlined in red on a plat attached hereto as Exhibit A (hereinafter referred to as "the Premises") and located in a building to be located at 8400 CORPORATE DRIVE (hereinafter referred to as "the Building") at LANDOVER, MARYLAND, on a tract of land designated as "Lot 10" on a plat entitled "Minor Subdivision, Lots 9 and 10, Block B," and recorded among the Land Records of the said County in Plat Book NLP120 at folio 10 (the Premises, the remainder of the Building, such tract of land and any other buildings or improvements thereon being hereinafter referred to collectively as "the Property"). [SEE PARAGRAPH 1 OF RIDER]
     SUBJECT TO THE OPERATION AND EFFECT of any and all instruments and matters of record or in fact, UPON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:
     Section 1.  [SEE PARAGRAPH 2 OF RIDER]
     Section 2.  Use.
     2.1  [SEE PARAGRAPH 3 OF RIDER]
     2.2 In its use of the Premises and the remainder of the Property, the Tenant shall not violate any applicable law, ordinances or regulation. [SEE PARAGRAPH 4 OF RIDER]
     2.3 Except for the parking of automobiles in the ordinary course of business, the Tenant shall not place or permit its agents or employees to place any trash or other objects anywhere within the Building or the rest of the Property (other than within the Premises) without first obtaining Landlord's express written consent thereto. [SEE PARAGRAPH 5 OF RIDER]
     Section 3.  Rent
     3.1 Amount. As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), the Tenant shall pay to the Landlord all of the following:
            (a) Base Rent. An annual rent (hereinafter referred to as "the Base Rent") comprised of the aggregate of the following components:
             (i) Net Component. A net component (hereinafter referred to as "the Net Component") which
                 (A)  [SEE PARAGRAPH 6 OF RIDER]
                 (B) for each Lease Year thereafter during the original Term, is in a sum equaling the greater of (1) the Net Component for the immediately preceding Lease Year or (2) the product obtained by multiplying (I) the said sum of Three Hundred Eighty-Four Thousand Eight Hundred Dollars ($384,800) by (II) a fraction, the numerator of which is the total of (x) the Consumer Price Index for Urban Wage Earners and Clerical Workers-Revised (1967=100), Metropolitan Washington, D.C. Index, published by the Bureau of Labor Statistics of the United States Department of Labor (hereinafter referred to as "the Consumer Price Index") for the calendar month containing the Commencement Date, plus (y) twenty-five percent (25%) of the amount by which the Consumer Price Index for the calendar month immediately preceding that during which such Lease Year commences exceeds the Consumer Price Index for the calendar month containing the Commencement Date, and the denominator of which is the Consumer Price Index so published for the calendar month containing the Commencement Date (in each case, if the Consumer Price Index is not so published for such calendar month, then the Consumer Price Index for the most recent calendar month or other period for which it is so published) (provided, that (a) if the Consumer Price Index for the calendar month immediately preceding that during which such Lease Year commences, as aforesaid, has not been published by the date on which the first installment of the Base Rent accrues for such Lease Year, then until such Consumer Price Index is published for such calendar month, the Tenant shall pay on account of the Net Component of each installment of the Base Rent falling due during such Lease Year before such Consumer Price Index is published, as aforesaid, an amount equaling the installment of the Net Component which accrued for the calendar month immediately preceding that during which such Lease Year commenced, and shall thereafter pay to the Landlord, promptly upon written demand by the Landlord after such Consumer Price Index is so published, the amount, if any, by which the installments of the Base Rent for such Lease Year, when calculated by reference to such published Consumer Price Index, exceeds the aggregate amount of such installments theretofore paid during such Lease Year; and (b) if the Consumer Price Index hereafter uses a different standard reference base or is otherwise revised, an adjustment shall be made therein for purposes of the provisions of this Lease, using such conversion factor, formula or table for making such adjustment as is published by such Bureau, or if such Bureau does not publish the same, then as is published by Prentice-Hall, Inc., the Bureau of National Affairs, Commerce Clearing House or any other nationally recognized publisher of similar statistical information, as mutually agreed to by both Landlord and Tenant; and [SEE PARAGRAPH 7 OF RIDER]
            (ii) [SEE PARAGRAPH 8 OF RIDER]

          (b) Additional Rent. Additional rent (hereinafter referred to as "Additional Rent") in the amount of any payment referred to as such in any provision of this Lease which accrues while this Lease is in effect.
          (c)  Lease Year.  [SEE PARAGRAPH 9 OF RIDER]
     3.2  Annual Operating Costs.
          (a) Definition. As used herein, the term "Annual Operating Costs" means the actual costs incurred by the Landlord in operating and maintaining the Property during each calendar year of the Term. Such costs shall include, by way of example rather than of limitation, (i) real property, front-foot benefit, other metropolitan district and other similar taxes or assessments (whether regular or special) levied against any or all of the Property; (ii) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, or other utility services to the Property; (iii) costs of providing elevator, janitorial and trash removal service, and of maintaining grounds, common areas and mechanical systems of buildings; (iv) all other costs of maintaining, repairing or replacing any or all of the Building or the rest of the Property;
(v) charges or fees for any necessary government permits; (vi) [crossed out];
(vii) premiums for hazard, liability, workmen's compensation or similar insurance upon any or all of the Property; (viii) costs arising under service contracts with independent contractors; (ix) costs of any services not provided by the Landlord to the Property on the date hereof but hereafter provided by the Landlord in its prudent management of the Property; and (x) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Property, constitute operating or maintenance costs attributable to any or all of the Property. Such costs shall not include (i) the expense of principal and interest payments made by the Landlord pursuant to the provisions of any mortgage or deed of trust covering the Property; [SEE PARAGRAPHS 10 AND 11 OF RIDER]
          (b) Portion covered by Costs Component. The Costs Component of the Base Rent represents the Landlord's estimate on the date hereof of the cost to the Landlord per calendar year of providing to or for the benefit of the Premises all of the services or other items, the costs of which are included in the Annual Operating Costs, excluding any of such services or other items to be provided at the Tenant's direct expense under the provisions of Section 7.
          (c) Computation. After the end of each calendar year during the Term, the Landlord shall compute the total of the Annual Operating Costs Incurred for all of the Property during such calendar year, and shall allocate them to the net rentable space within the Property by dividing such Annual Operating Costs by the aggregate square footage of all of the net rentable space within the Property, thereby deriving the cost of such categories of services and items per square foot of such net rentable space; provided, that anything contained in the foregoing provisions of this subsection 3.2 to the contrary notwithstanding, wherever the Tenant and/or any other tenant of space within the Property has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in the Landlord's reasonable sole judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the net rentable space within the Property in allocating the Annual Operating Costs pursuant to the foregoing provisions of this subsection the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, as aforesaid, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Annual Operating Costs covering such services already being provided by the Tenant or by such other tenant at its own expense, or to avoid allocating to all of the net rentable space within the Property those Annual Operating Costs incurred only with respect to a portion thereof, as aforesaid.
          (d)  Payment as Additional Rent.  The Tenant shall, within fifteen
(15) days after demand therefor by the Landlord (with respect to each calendar year during the Term),(*) pay to the Landlord as Additional Rent the amount obtained by multiplying (i) the number of square feet of space within the Premises (as set forth hereinabove) by (ii) the amount by which (A) the Annual Operating Costs for such calendar year (as derived under the provisions of paragraph 3.2(c)) exceeds (B) the Costs Component.
          (e) Proration. If only part of any calendar year falls within the Term,(**) the amount computed as Additional Rent with respect to such calendar year under the foregoing provisions of this subsection shall be prorated in proportion to the portion of such calendar year falling within such portion of the Term before the end of any calendar year shall not impair the Tenant's obligation hereunder to pay such pro-rated portion of such Additional Rent with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid).
          (f) Landlord's right to estimate. Anything contained in the foregoing provisions of this subsection to the contrary notwithstanding, the Landlord may, at its discretion, make from time to time during the Term a reasonable estimate of the Additional Rent which may become due under such provisions with respect to any calendar year, and may require the Tenant to pay to the Landlord with respect to each calendar month during such year one-twelfth (1/12) of such Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month. In such event, the Landlord shall cause the actual amount such Additional Rent to be computed and certified to the Tenant within 120 days after the end of such calendar year, and the Tenant or the Landlord, as the case may be, shall promptly thereafter pay to the other the amount of any deficiency or
overpayment therein, as the case may be.    [SEE PARAGRAPH 12 OF RIDER]
     3.3  When due and payable.
          (a) The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first
(1st) day of each calendar month during such lease Year; provided, that the installment of the Base Rent payable for the first full calendar month of the Term (and, if the Term commences on a day other than the first (1st) day of a calendar month, that portion of the Base Rent which is payable for such month) shall be due and payable on the full execution and delivery of this Lease.
[SEE PARAGRAPH 13 OF RIDER]
          (b) Any Additional Rent accruing to the Landlord under any provision of this Lease shall, except as is otherwise set forth herein, be due and payable when the installment of the Base Rent next falling due after such Additional
Rent accrues becomes due and payable.   [SEE PARAGRAPHS 14 AND 15 OF RIDER]
     3.4 Where and how payable. The Tenant shall pay the Rent, in lawful currency of the United States of America, to the Landlord by delivering or mailing it (postage prepaid) to the Landlord's address which is set forth hereinabove, or to such other address as the Landlord

-------------------------------
*  which ends after the first (1st) Lease Year during the Original Term
** that portion of the Term which remains after the first (1st) Lease Year during the Original Term, from time to time specifies by written notice to the Tenant. Any payment made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord's acceptance thereof constitutes payment in full of the amount of Rent due) shall not alter or impair the Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.
     3.5  [Crossed out]
     3.6 Tax on Lease. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon (a) the Landlord with respect to this Lease or the Value thereof, (b) the Tenant's use or occupancy of the Premises, (c) the Base Rent, Additional Rent or any other sum payable under this Lease, or (d) this transaction, except if and to the extent that such tax, assessment, levy or other charge is included in the Annual Operating Costs the Tenant shall pay the
amount thereof as Additional Rent to the Landlord.   [SEE PARAGRAPH 16 OF RIDER]
     Section 4.  Assignment and Subletting.
     4.1.  The Tenant shall not mortgage, pledge or encumber this Lease.
     4.2.  [SEE PARAGRAPH 17 OF RIDER]
     Section 5.   [SEE PARAGRAPH 18 OF RIDER HERETO]
     Section 6.  Fire and other casualty.   [SEE PARAGRAPH 19 OF RIDER]
     Section 7.  Maintenance and Services.
     7.1.  Extraordinary services.  [SEE PARAGRAPH 20 OF RIDER]
     7.2.  Extraordinary services.  If the Tenant
          (a)  [Crossed out]
          (b) intends to use the Premises in such a manner that the services to be furnished by the Landlord hereunder would be required during periods other than or in addition to the business hours set forth herein, then in either case the Tenant shall not do so without first obtaining the Landlord's written approval thereof, and shall pay periodically as Additional Rent the additional direct expense resulting therefrom, including that resulting from any
installation of such equipment.    [SEE PARAGRAPH 21 OF RIDER]
     7.3  Maintenance and alterations by Tenant.
          (a) The Tenant shall maintain the nonstructural parts of the interior of the Premises in good repair and condition, damages by causes reasonably beyond the Tenant's control and ordinary wear and tear excepted.
          (b) The Tenant shall not make or permit to be made any alteration, addition or improvement to the Premises without first obtaining the Landlord's written consent thereto (which, in the case of non-structural alterations, additions and improvements only, shall not be unreasonably withheld). If the Landlord consents to any such proposed alteration, addition or improvements, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any costs incurred on account thereof), and at such time and in such manner as not unreasonably to interfere with the use and enjoyment of the remainder of the Property by any tenant thereof or any other person.
[SEE PARAGRAPH 22 OF RIDER]
     7.4  Maintenance by Landlord.   [SEE PARAGRAPH 23 OF RIDER]
     Section 8.  Defaults by the Tenant.
     8.1 Definition: As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":
          (a) If the Tenant (i) fails to pay the Rent or any other sum which the Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefore, or (ii) in any respect violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or
          (b) If the Tenant (i) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of its creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding; or
          (c) if (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to the Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than sixty (60) consecutive days after the expiration of any stay thereof.
     8.2 Notice to Tenant; grace period. Anything contained in the provisions of this Section to the contrary notwithstanding, upon the occurrence of an Event of Default the Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until
          (a)  the Landlord has given written notice thereof to the Tenant, and
          (b) the Tenant has failed, (i) if such Event of Default consists of the failure to pay money, within ten (10) days thereafter to pay all of such money, or (ii) if such Event of Default consists of something other than the failure to pay money, within thirty (30) days thereafter actively, diligently and in good faith to proceed to cure such Event of Default and to continue to do
so until it is fully cured; provided, that    [SEE PARAGRAPH 24 OF RIDER]
          (c) no such notice shall be required, and the Tenant shall be entitled to no such grace period, (i) more than twice during any twelve (12) month period, or (ii) if the Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises for the purpose set forth in the provisions of Section 2, or (iii) if any Event of Default enumerated in the provisions of paragraphs 8.1 (b) or 8.1
(c) has occurred.
     8.3 Landlord's rights upon Event of Default. Upon the occurrence of any Event of Default, the Landlord may
          (a) re-enter and repossess the Premises and any and all improvements thereon and additions thereto;
          (b)  [Crossed out]

          (c) relet any or all of the Premises for the Tenant's account for any or all of the remainder of the Term as herein above defined, or for a period exceeding such remainder, in which event the Tenant shall pay to the Landlord any deficiency in the Base Rent and any Additional Rent resulting, with respect to such remainder, from such reletting, as well as the cost to the Landlord of any attorneys' fees or of any repairs or other action (including those taken in exercising the Landlord's rights under any provision of this Lease) taken by the Landlord on account of such Event of Default; and/or
          (d) pursue any combination of such remedies and/or any other remedy available to the Landlord on account of such Event of Default under applicable law.
     8.4 Landlord's right to cure. Upon the occurrence of an Event of Default, the Landlord shall be entitled (but shall not be obligated), in addition to any other rights which it may have hereunder or under applicable law as a result thereof, and after giving the Tenant written notice of the Landlord's intention to do so except in the case of emergency, to cure such event of Default, and the Tenant shall reimburse the Landlord for all expenses incurred by the Landlord in doing so, plus interest thereon at a lesser of the rate of twenty percent (20%) per annum or the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable
by the Tenant immediately upon demand therefor by the Landlord.    [SEE
PARAGRAPHS 25 AND 26 OF RIDER]
     Section 9. Holding over. The Tenant shall not continue to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, unless the Landlord consents in writing to such continuation of occupancy, in which event
     9.1. such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, by at least sixty (60) days before the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;
     9.2 anything contained in the foregoing provisions of this Section to the contrary notwithstanding, the rental payable with respect to each such monthly period shall equal one-twelfth (1/12) of the Base Rent and the Additional Rent payable under the provisions of Section 3 (calculated in accordance with such provisions of Section 3 as if this Lease had been renewed for a period of twelve
(12) full calendar months after such expiration or earlier termination of the Term or such renewal); and
     9.3. such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provisions of this Lease; provided, that if the Landlord gives to the Tenant, by at least sixty (60) days before the end of any calendar month during such month-to-month tenancy, written notice that such terms and conditions (including any thereof relating to the amount and payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified.
     Section 10.  Landlord's right of entry.  The Landlord and its agents shall
be entitled to enter the Premises at any reasonable time    [SEE PARAGRAPH 27 OF
RIDER]
     10.1.  to inspect the Premises,
     10.2. to exhibit the Premises to any existing or prospective purchaser or Mortgagee thereof or any prospective tenant thereof,
     10.3. to make any alteration, improvement or repair to the Building or the Premises, or
     10.4. for any other purpose relating to the operation or maintenance of the Property; provided, that the Landlord shall (a) (unless doing so is impractical or unreasonable because of emergency) give the Tenant at least twenty-four (24) hours' prior notice of its intention to enter the Premises, and
(b) use reasonable efforts to avoid thereby interfering any more than is reasonably necessary with the Tenant's use and enjoyment thereof.
     Section 11.  Insurance and Indemnification.
     11.1  Increase in risk.  The Tenant
          (a) shall not do or permit to be done any act or thing as a result of which either (i) any policy of insurance of any kind covering any or all of the Property or any liability of the Landlord in connection therewith may become void or suspended, or (ii) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater; and
          (b) shall pay as Additional Rent the amount of any increase in any
premium for such insurance resulting from any breach of such covenant.    [SEE
PARAGRAPH 28 OF RIDER]
     11.2 Insurance to be maintained by Tenant. The Tenant shall maintain at its expense, throughout the Term, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, occurring within the Premises or arising out of the use thereof by the Tenant or its agents, employees, officers or invitees, visitors and guests under one or more policies of general public liability insurance having such limits as to each as are reasonably required by the Landlord from time to time (but in any event of not less than (a) One Million Dollars ($1,000,000.00) for injury to or death of any one or more persons during any one occurrence, and (b) Five Hundred Thousand Dollars ($500,000.00) for property damage or destruction during any one occurrence. Such policies shall provide that they shall not be cancelable without at least thirty (30) days' prior written notice to the Landlord (and, at the Landlord's request, any such Mortgagee), and shall be issued by insurers of
recognized responsibility licensed to do business in Maryland.    [SEE PARAGRAPH
29 OF RIDER]
     11.3. Insurance to be maintained by Landlord. The Landlord shall maintain throughout the Term all-risk or fire and extended coverage insurance upon the Building, in such minimum amounts and having such forms of coverage as are required from time to time by the Landlord's lender. The cost of the premiums for such insurance and of each endorsement thereto shall be deemed, for purposes of Section 3, to be part of the costs of operating and maintaining the property.
  [SEE PARAGRAPH 30 OF RIDER]
     11.4  [Crossed out]
     11.5 Liability of parties. Except if and to the extent that such party is released from liability to the other party hereto pursuant to the provisions of subsection 11.4,
          (a) the Landlord (i) shall be responsible for, and shall indemnify and hold harmless the Tenant against and from any and all liability arising out of, any injury to or death of any person or damage to any property, occurring anywhere upon the Property, if, only if and to the extent that such injury, death or damage is proximately caused by the negligent or intentional act or omission of the Landlord or its agents, officers or employees, but (ii) shall not be responsible for or be obligated to indemnify or hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Property (including the Premises), by reason of the Tenant's occupancy or use of the Premises or any other portion of the Property, or because of fire, windstorm, act of God or other cause unless proximately caused by such negligent or intentionally tortious act or omission, as aforesaid; and

          (b) subject to the operation and effect of the foregoing provisions of this subsection, the Tenant shall be responsible for, and shall indemnify and hold harmless the Landlord against and from any and all liability arising out of any injury to or death of any person or damage to any property, occurring within
the Premises.     [SEE PARAGRAPH 31 OF RIDER]
     Section 12.  Eminent domain.
     12.1  Right to award.
          (a) If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such deed, without deduction therefrom for any leasehold or other estate held by the Tenant by virtue of this
Lease     [SEE PARAGRAPH 32 OF RIDER]
          (b) The Tenant hereby (i) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award, (ii) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for (A) the value of the then unexpired portion of the Term, (B) leasehold damages and (C) any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (iii) agrees to execute any and all further documents which may be required in order to facilitate the Landlord's collection of any and all such awards
          (c)  [Crossed out]
     12.2  Effect of Condemnation [SEE PARAGRAPH 33 OF RIDER]
     12.3 If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, (b) diminution in the Tenant's ability to use the Premises, or (c) other injury or damage sustained by the Tenant as a result of such Condemnation.
     12.4 Except for any separate proceeding brought by the Tenant under the provisions of paragraph 12.1(c) the Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from the Tenant, and the Tenant hereby waives any right which it might otherwise have to participate therein.
     Section 13.  Mechanics' and materialmen's liens.  The Tenant shall
     13.1 bond, remove or have removed any mechanics', materialmen's or other lien filed or claimed against any or all of the Premises, the Property, or any other property owned or leased by the Landlord, by reason of labor or materials provided for or at the request of the Tenant or any of its contractors or subcontractors (other than labor or materials provided by the Landlord pursuant to this Lease, or otherwise arising out of the Tenant's use or occupancy of the Premises or any other portion of the Property, and
     13.2 Indemnify and hold harmless the Landlord against and from any and all liability or expense (including, by way of example rather than of limitation, that of reasonable attorneys' fees) incurred by the Landlord on account of any such lien or claim.
     Section 14.  Quiet enjoyment; surrender.
     14.1 Quiet enjoyment. The Landlord hereby covenants that the Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, throughout the Term, (a) the Premises, and (b) such rights as the Tenant may hold hereunder with respect to the remainder of the Property (including, by way of example rather than of limitation, any such right to use any parking lot within the Property).
     14.2  Surrender.
          (a) Upon the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in good order and repair (damages reasonably beyond the Tenant's control and ordinary wear and tear excepted), and broom clean. [SEE PARAGRAPH 34 OF RIDER]
          (b) Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Premises (i) shall immediately upon the completion of the installation thereof, be and become the Landlord's property without payment therefor by the Landlord, and (ii) shall be surrendered to the Landlord upon the expiration or earlier termination of the Term, except that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the property generally) shall remain the Tenant's property and shall be removed by the Tenant within five (5) days after the expiration or earlier termination of the Term, and the Tenant shall promptly thereafter fully restore any of the Premises or the Building damaged by such installation or removal thereof. [SEE PARAGRAPH 35 OF RIDER]
     Section 15. Rules and Regulations. The Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations"), having uniform applicability to all tenants of the Building and governing the use and enjoyment of the Building and the remainder of the Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises, in accordance with the provisions of this Lease. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit C.
     Section 16.  Subordination; attornment and non-disturbance.
     16.1 Subordination. This Lease shall be subject and subordinate at all times to the lien of any first mortgage, first deed of trust, ground lease heretofore or hereafter placed by the Landlord upon any or all of the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination. [SEE PARAGRAPH 36 OF RIDER]
     16.2 Attornment and non-disturbance. The Tenant shall, promptly at the request of the Landlord or the holder of any Mortgage (herein referred to as a "Mortgagee"),
          (a) execute, enseal, acknowledge and deliver such further instrument or instruments evidencing such subordination as the Landlord or such Mortgagee may deem necessary or desirable, and
          (b) attorn to such Mortgagee, provided that such Mortgagee agrees with the Tenant that such Mortgagee will, in the event of a foreclosure of any such first mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with the Tenant's rights hereunder, except upon the occurrence of an Event of Default.

     16.3 Anything contained in the provisions of this Section to the contrary notwithstanding, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without the necessity of obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the Land Records of the said County, and thereafter such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and recorded among the said Land Records before the execution and delivery of such Mortgage.
     Section 17. Estoppel certificate. The Tenant shall from time to time, after being requested to do so by the Landlord or any first Mortgagee, execute, enseal, acknowledge and deliver to the Landlord an instrument in recordable form, [SEE PARAGRAPH 37 OF RIDER]
     17.1  certifying
          (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification);
          (b) as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid in advance of the dates on which payment thereof is due hereunder, if any;
          (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder;
          (d) that the Tenant has accepted possession of the Premises, and the date on which the Term commenced;
          (e) as to whether, to the best knowledge, information and belief of the signer of such certificate, the Landlord is then in default in the performance of any of its obligations hereunder (and, if so, specifying the nature of each such default); and
          (f) as to any other fact or condition reasonably requested by the Landlord, any first Mortgagee or prospective first Mortgagee or purchaser of any or all of the Premises, the Property or any interest therein, or any assignee or prospective assignee of any interest of the Landlord under this Lease; and
     17.2 acknowledging and agreeing that any statement contained in any such certificate may be relied upon by the Landlord and any such other person.
     Section 18 Notices.
          (a) and (b) [SEE PARAGRAPH 38 OF RIDER]
     18.1.  [Crossed out]
     18.2.  [Crossed out]
     Section 19.  General.
     19.1 Effectiveness. This Lease shall become effective upon and only upon the execution and delivery hereof by each party hereto.
     19.2 Complete understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between the parties hereto as to the same.
     19.3 Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.
     19.4 Applicable law. This Lease shall be given effect and construed by application of the law of Maryland, and any action or proceeding arising hereunder shall be brought in the course of Maryland; provided, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the District of Maryland.
     19.5 Waiver. The Landlord shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by the Landlord in exercising any such right shall be deemed to be a waiver of the future exercise thereof). No such waiver made with respect to any instance involving the exercise of any such right shall be deemed to be a waiver with respect to any other such instance, or any other such right.
     19.6  Time of essence.  Time shall be of the essence of this Lease.
     19.7 Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.
     19.8  Construction.  As used herein,
          (a) the term "person" means a natural person; a trustee, a corporation, a partnership and any other form of legal entity; and
          (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Lease.
     19.9 Exhibits. Each writing or plat referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.
     19.10 Severability. No determination by any court, governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law, and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.
     19.11. Definition of "the Landlord".
          19.11.1 As used herein, the term "the Landlord" means the entity hereinabove named as such, and its heirs, personal representatives, successors and assigns (each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this Lease as the Landlord).
          19.11.2 No person holding the Landlord's interest hereunder (whether or not such person is named as "the Landlord" herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest.
          19.11.3 Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If the Landlord defaults in the performance of any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord's equity, interest and rights in the Property for satisfaction of the Tenant's remedies on account thereof.
     19.12 Definition of "the Tenant". As used herein, the term "the Tenant" means each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant; provided, that no such right or privilege shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of this Lease. Whenever two or more persons constitute the Tenant, all such persons shall be jointly and severally liable for the performance of the Tenant's obligations hereunder. [SEE PARAGRAPHS 39 THROUGH 43.2. OF RIDER]
     IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease, or has caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS;                           ROUSE & ASSOCIATES - METRO EAST
                                   EXECUTIVE TERRACE LIMITED
     /s/                           PARTNERSHIP
--------------------
                                   by /s/ Claiborn M. Carr, III  (SEAL)
                                     ----------------------------
                                   The Landlord (General Partner)

WITNESS or  ATTEST:                DIGITAL EQUIPMENT CORPORATION

                                   by   /s/ Neal D. Hannon       (SEAL)
--------------------                 ----------------------------
                                   Neal D. Hannon, Manager
                                   Corporate Real Estate Acquisition

                               METRO EXECUTIVE TERRACE

                                  AGREEMENT OF LEASE

                                    by and between

                       ROUSE & ASSOCIATES-METRO EAST EXECUTIVE
                             TERRACE LIMITED PARTNERSHIP

                                         and

                            DIGITAL EQUIPMENT CORPORATION

                            (covering 29,600 square feet)

                                        RIDER
          The following provisions form part of this Lease, as if set forth at length in the attached printed form:

          l. The following is added at the end of the "WITNESSETH" paragraph on page l of the Lease:

               "This demise is given together with rights of ingress and egress thereto, and with the right in common with others to use the elevators and common passageways, stairways, vestibules and to pass over and to park on that portion of the Property as set forth elsewhere in this Lease. The Premises consist of 29,600 net rentable square feet and the Building consists of 148,000 net rentable square feet."

          2.   The following is hereby added as Section l of the Lease:

               1.1. ORIGINAL TERM. This Lease shall be for an original term (hereinafter referred to as "the Original Term") (a) commencing on the date (hereinafter referred to as "the Commencement Date") on which the Improvements are "substantially completed" (as that term is defined by the provisions of subsection 5.7) and (b) terminating on the last day of the calendar month containing the date which is the fifth (5th) anniversary of the one hundred eightieth (180th) day after the Commencement Date (hereinafter referred to as "the Termination Date").

               1.2. RENEWAL TERM. The Tenant shall be entitled to renew this Lease for an additional term (hereinafter referred to as "the Renewal Term") of five (5) years, commencing at the expiration of the Original Term and terminating on the fifth (5th) anniversary of such expiration (which anniversary shall, if this Lease is so renewed, thereafter be the Termination Date for all purposes of the provisions of this Lease as applicable thereafter), by and only by giving to the Landlord express, written notice of such renewal by not less than one hundred eighty (180) days before the date on which the Renewal Term is to commence (the Original Term and, if this Lease is renewed for the Renewal Term or otherwise; the period of any such renewal being herein referred to collectively as "the Term").

          3.   The following is hereby added as subsection 2.1 of the Lease:

               "Tenant may use the Premises (i) for general and executive offices; (ii) for retail sales to the public of computers and computer-related supplies and accessories; (iii) to service computers and associated equipment; (iv) to take in computers and associated equipment from the public for servicing at the Premises; (v) to have the public pick up serviced items at the Premises; (vi) to ship such lets in need of servicing from the Premises; and (vii) for education and training of Tenant's employees, customers, and any other person designated by Tenant.

               Landlord will procure all certificates of occupancy or other licenses and permits which may be required for the Tenant legally to occupy the Premises, prior to the time Tenant occupies the Premises for the aforesaid purposes, provided that any special business permits or licenses which may be required of Tenant to conduct its business at the Premises are the responsibility of Tenant. Tenant agrees that it will aid the Landlord in the obtaining of such licenses and permits if its assistance is required by the issuing authority or authorities, but such assistance shall be given at no cost to Tenant therefor."

          4. The following provisions are hereby inserted at the end of subsection 2.2:

               "The Landlord hereby certifies that, as of the date of this Lease, the Landlord has no actual knowledge of the noncompliance of the Premises with any relevant laws, codes, ordinances or regulations and the Landlord represents that the zoning classification of the Premises, as of the date of this Lease, permits the use of the Premises for the purposes set forth in section 2."

          5. In subsection 2.3, after the words "within the Building", add "except in areas designated by the Landlord for such purpose".

          6. The provisions of clause (A) of subparagraph 3.1(a)(i) are hereby deleted, and the following provisions are hereby inserted therein in their place:

               "(A) for the first Lease Year during the Original Term, is in the sum of zero dollars ($0.00), and for the second Lease Year during the Original Term, is in the sum of Three Hundred Eighty-Four Thousand Eight Hundred Dollars ($384,800) plus (if the second Lease Year commences on a day other than the first (lst) day of a calendar month), $1,054.24 for each day of such calendar month falling within the second Lease Year; and"

          7. The following clauses (C) and (D) are hereby inserted in subparagraph 3.1(a)(i), immediately after clause (B) thereof:

               "(C) for the first Lease Year during the Renewal Term, is in a sum equaling the greater of (l) the Net Component for the immediately preceding Lease Year, or (2) the product obtained by multiplying (I) the said sum of Three Hundred Eighty-Four Thousand Eight Hundred Dollars ($384,800) by (II) a fraction, the numerator of which is the Consumer Price Index for the calendar month immediately preceding that during which the Renewal Term commences, and the denominator of which is the Consumer Price Index for the calendar month containing the Commencement Date; and

               (D) for each Lease Year thereafter during the Renewal Term, is in a sum equaling the greater of (l) the Net Component for the immediately preceding Lease Year, or (2) the product obtained by multiplying (I) the Net Component for the first Lease Year during the Renewal Term by (II) a fraction, the numerator of which is the total of (x) the Consumer Price Index for the calendar month during which the Renewal Term commences, plus (y) twenty-five percent (25%) of the amount by which the Consumer Price Index for the calendar month immediately preceding that during which such Lease Year commences exceeds the Consumer Price Index for the calendar month during which the Renewal Term commences, and the denominator of which is the Consumer Price Index for the calendar month during which the Renewal Term commences (the parties hereto hereby agreeing that those provisions of clause (B) of this subparagraph 3.1(a)(i) which are set forth in the parentheticals beginning on the ninth line of such clause and continuing through the end thereof shall be applicable to the provisions of clause (C) and this clause (D) as well); and"

          8. The provisions of subparagraph 3.1(a)(ii) are hereby deleted, and the following provisions are hereby inserted therein in their place:

               "(ii)     COSTS COMPONENT.  An initial operating costs component
          (hereinafter referred to as the 'Costs Component') which, (A) for the first Lease Year during the Original Term, is in the sum of Zero Dollars ($0.00), and (B) for the second Lease Year during the Original Term, is in the sum of One Hundred Thirteen Thousand Nine Hundred Sixty and 00/100 Dollars ($l13,960.00) plus (if the second Lease Year commences on a day other than the first (lst) day of a calendar month), $312.12 for each day of such calendar month falling within the second Lease Year, and (C) for each Lease Year during the Original Term after the second Lease Year, is in the sum of One Hundred Thirteen Thousand Nine Hundred Sixty and 00/100 Dollars ($113,960.00), and (D) for each Lease Year during the Renewal Term, is in a sum equaling the total of One Hundred Thirteen Thousand Nine Hundred Sixty and 00/100 Dollars ($113,960.00) plus the amount of the Additional Rent payable under the provisions of subSection 3.2 for the calendar year immediately preceding that during which the Renewal Term begins, all without impairing the Tenant's liability for any Additional Rent accruing under the provisions of subsection 3.2."

          9. The provisions of paragraph 3.1(c) are hereby deleted, and the following provisions are hereby inserted therein in their place:

               "(c) LEASE YEAR. As used in the provisions of this Lease, the term 'Lease Year' means (i) the period commencing on the Commencement Date and terminating on the one hundred eightieth (180th) day after the Commencement Date (which period shall constitute the first Lease Year for purposes of the provisions of this Lease), and (ii) the period commencing on the one hundred eighty-first (181st) day after the Commencement Date and terminating on the last day of the calendar month containing the date which is the first (lst) anniversary of the said one hundred eightieth (180th) day (which period shall constitute the second Lease Year for purposes of the provisions of this Lease), and (iii) each successive period of twelve (12) calendar months thereafter during the Term."

          l0.  In paragraph 3.2(a),

          (A) add on the fourth line after the words "(whether regular or special)" the words "except for penalties" and after "(ii) charges or fees", add the words "except for penalties."

          (B) add a clause (vi) as follows: "(vi) reasonable and competitive management fees and overhead expenses for the Landover, Maryland area."

          ll. The following specific items shall not be included in the computation of Annual Operating Costs pursuant to paragraph 3.2(a) of the Lease, to the extent set forth below:

          a. Wages of all employees of Landlord over a building manager level or employees whose time is not directly allocated to the management of the Building;

          b.   Bonuses to employees of Landlord;

          c. The costs of finishing rented space for tenants other than Tenant;

          d.   Capital improvements;

          e.   Depreciation;

          f. The cost of work or services of a type provided exclusively to or for other tenants but not to the Tenant, excluding from this exclusion the costs of building standard utilities (other than electricity) and building standard janitorial and trash removal service, provided to other tenants;

          g. Expenses directly payable by other tenants or occupants of the Building (other than in the form of additional rent);

          h.   Brokers' commissions;

          i.   Debt service;

          j. Legal expenses, but excluding from this exclusion legal expenses incurred by Landlord in connection with its maintenance and operation of the Premises, the Building or the Property;

          k. Audit expenses incurred for income tax purposes, but excluding from this exclusion expenses of audits done for purposes of rental allocation;

          l.   Marketing expenses;

          m. Expenses recovered under warranties and guarantees (the Landlord hereby agreeing to use reasonable efforts to recover any such expenses where recoverable thereunder); and

          n.   Rent paid under ground or prime leases.

          12. Notwithstanding anything to the contrary contained in paragraph 3.2(f), (a) Landlord may make a reasonable estimate of Additional Rent thereunder not more than once with respect to each calendar year during the Term, and (b) the amount of such estimated Additional Rent shall not exceed one hundred ten percent (ll0%) of the actual amount of the Additional Rent payable under the provisions of subsection 3.2 for the immediately preceding calendar year; provided, that such limitation shall not alter or impair the Tenant's obligation to pay to the Landlord the actual amount of such Additional Rent when computed and certified to the Tenant as aforesaid, regardless of the amount: thereof.

          13. Add the following parenthetical after the words "twelve (12)" in paragraph 3.3(a): "(six (6), in the case of the first Lease Year)".

          14.  Paragraph 3.3(c) shall read as follows:

               "(c) Each such payment shall be made promptly, when due, without deduction or setoff whatsoever except as otherwise provided herein, and without demand, failing which the Tenant shall pay to the Landlord (after any notice and any applicable cure period to which the Tenant may be entitled by the provisions of this Lease), as additional rent for each day thereafter on which such payment is due but unpaid, a late charge at a rate per annum which is two percentage points above the prime rate of interest per annum then quoted by The Riggs National Bank of Washington, D.C."

          15.  Add the following as paragraphs 3.3(d) and (e):

               "(d) Tenant, or its accountants, shall have the right to inspect Landlord's books and records to verify any increase in Annual Operating Costs. Appropriate adjustments thereto shall be made if any error is discovered in the computation of Annual Operating Costs.

               (f) In the event Landlord contests any tax for which Tenant is obligated to reimburse Landlord hereunder Tenant shall be entitled to receive its proportionate share of any refund derived therefrom by the Landlord. Such refund shall be reduced by the amount of actual attorney's fees, actual appraisal fees and other related expenses paid by Landlord as part of the contest. If the Tenant desires that the Landlord contest any such taxes, the Tenant shall request the Landlord to do so in writing, and the parties hereto shall discuss with each other whether doing so would be a sound business decision (including as one of the factors to be considered the possibility that the taxing authorities could be entitled as a result of such contest to increase the taxes levied against the Property).

          16. Subsection 3.6 of the Lease shall be modified by adding on the sixth line thereof after the words "Tenant shall pay the amount thereof as Additional Rent the words "within thirty (30) days after demand therefor, unless the Tenant is prohibited by law from doing so; in which event the Landlord shall pay same in the first instance and Tenant shall reimburse Landlord within thirty (30) days after demand therefor."

          17.  Add a new subsection 4.2 as follows:

               "Landlord hereby grants to Tenant the right to assign this Lease or to sublet all or any portion of the Premises throughout the Term provided Tenant first obtains Landlord's consent to such assignment or subletting in writing, which consent shall not be unreasonably withheld or delayed. It is hereby agreed by Landlord and Tenant that the financial condition of any subtenant shall not be considered by Landlord in granting or withholding the consent herein required. In the event Landlord does not respond to the written request for such consent within thirty (30) days after the date of such request from Tenant, Landlord's consent shall hereby be deemed given. Landlord's consent or refusal of consent shall be in writing and, if Landlord refuses consent, the reasons for such refusal are to be stated with particularity. No such action taken with or without the Landlord's consent shall in any way relieve or release the Tenant from liability for the timely performance of all of the Tenant's obligations hereunder.

               Notwithstanding anything to the contrary herein contained, Tenant may assign or sublet all or any portion(s) of the Premises at any time to a subsidiary of Tenant, to the entity with which or into which Tenant may merge, whether or not Tenant is the survivor of such merger, or to any entity with which Tenant is affiliated, without the need for Landlord's consent to such assignment or subletting.

               Landlord shall be entitled to receive and retain, and the Tenant shall promptly remit to the Landlord, fifty percent (50%) of any profit which may inure to the Tenant's benefit as a result of any such assignment, subletting or underletting, whether or not consented to by the Landlord. In computing the amount of profit, if any, which may inure to the Tenant's benefit, the sums received by the Tenant as a result of any such assignment, subletting or underletting shall be reduced by the amount of any brokerage commissions or tenant improvement costs which have been paid by the Tenant as a necessary part of the Tenant's subletting the Premises or assigning this Lease.

          18.  The following is hereby inserted as Section 5:

          "Section 5.  IMPROVEMENTS TO THE PREMISES.

               5.1. The Tenant shall at its expense cause to be prepared and submitted to the Landlord on or before January 15, 1985, full and complete plans and specifications for the tenant finish work and other improvements (hereinafter referred to as "the Improvements") which are to be made to the Premises, for review and, if satisfactory to the Landlord in its reasonable discretion, approval by the Landlord (which approval shall not unreasonably be withheld or delayed). Once the said plans and specifications are in a form satisfactory to each party hereto, the parties hereto shall agree in writing on a schedule identifying such plans and specifications as so approved (hereinafter referred to as "the Approved Plans and Specifications"), and identifying such schedule as Exhibit B to this Lease. The date on which the parties do so is hereinafter referred to as "the Plan Approval Date". If the Plan Approval Date has not occurred within fourteen (14) days after the Tenant has delivered full and complete plans and specifications to the Landlord, as aforesaid, then either party hereto may, at any time thereafter and before the Plan Approval Date occurs, by giving express, written notice thereof to the other, terminate this Lease as of a date specified in such notice which shall be at least ten (l0) days after the date on which such notice is given, in which event this Lease shall terminate on the date so specified unless prior thereto the said plans and specifications shall have been approved in writing by each party hereto. The parties hereto hereby acknowledge. and agree (a) that the Landlord shall provide at its sole expense, as part of the shell of the Building, the bathrooms; lobby; stairwells; electrical, mechanical and janitor's rooms; ceiling grid; window blinds; and building perimeter walls with a prime coat of paint, all as shown in the Landlord's basic floor plan of the Building as attached hereto as Exhibit A; (b) that the Tenant shall be entitled to show and include in the said plans and specifications as submitted to the Landlord for the Landlord's review and approval a sign consisting of the words "Digital Equipment Corporation" to be placed at the Tenant's expense on the exterior of the Building, in which event, on approval by the Landlord (which shall not as to such sign be unreasonably withheld), the size, form and location of such sign will be set forth in the Approved Plans and Specifications; (c) that the Tenant shall be entitled from time to time during the Term to alter or replace such sign with the Landlord's prior, written approval (which shall not unreasonably be withheld), provided that such sign, as so altered or replaced, is of substantially the same size as that shown in the Approved Plans and Specifications, contains no flashing or other moving light, and is to be constructed of materials similar to those of the sign shown on the Approved Plans and Specifications and (d) the Landlord shall not allow any other sign (other than directional and similar signs at street level) to be placed on the Building during the Term without obtaining the Tenant's prior written consent thereto (which shall not unreasonably be withheld).

               5.2. Notwithstanding anything to the contrary contained herein, Tenant's consent to the Approved Plans and Specifications shall not
          (i) constitute an opinion or agreement by Tenant that the work shown therein is structurally sufficient or that said plans or the work are in compliance with all laws (it being agreed that such compliance is solely Landlord's responsibility); (ii) impose any present or future liability on Tenant; (iii) constitute a waiver of any of Tenant's rights hereunder to require the Improvements to be constructed in accordance with applicable law or (iv) impose additional obligations on Tenant (it being agreed by the parties hereto that total responsibility for the design and construction of the Improvements, other than the Tenant Equipment, is the Landlord's).

            5.3. The Approved Plans and Specification shall be final and shall not be changed by Landlord without the prior consent of Tenant which shall not be unreasonably withheld.
            5.4. CONSTRUCTION.

               5.4.1. Within fourteen (14) days after the Plan Approval Date, Landlord covenants and agrees that it shall commence construction of and diligently proceed to complete all of the Improvements shown in the Approved Plans and Specifications, (other than the purchase and delivery to the Premises, in a condition ready for installation, of those items of equipment listed in a schedule attached hereto as Exhibit D (hereinafter referred to as "the Tenant Equipment"), for which purchase and delivery the parties hereto hereby agree the Landlord shall not be responsible).

               5.4.2. Within seven (7) days after the Plan Approval Date, the Landlord shall enter into a contract (hereinafter referred to as "the Norwood Contract") with Norwood Industrial Construction Company (hereinafter referred to as "Norwood") calling for Norwood's construction of the Improvements in accordance with the Approved Plans and Specifications for a fixed contract price (hereinafter referred to as "the Total Base Contract Price"), not exceeding an amount to be stipulated by written agreement of the parties hereto on or before the Plan Approval Date. Of the Total Base Contract Price, the Landlord shall bear the first $210,160.00 thereof, and the Tenant shall bear the remainder thereof (hereinafter referred to as "the Tenant Contribution"). The Tenant shall pay the Tenant Contribution, if any, to the Landlord in monthly installments on the date on which the Landlord has first paid the aggregate sum of $210,160 to Norwood under the Norwood Contract and continuing on the first (1st) day of each calendar month thereafter until the Improvements have been completed and the Tenant has paid the entire said sum to the Landlord. Each such installment to be paid by the Tenant. shall be in the amount to which Norwood is entitled as of such date to be paid by the Landlord under the said contract (after crediting the said $2l0,160 paid by the Landlord), but only for work in place (net of a ten percent (l0%) "holdback" to be retained by the Tenant until Norwood has substantially completed the Improvements, at which point such "holdback" shall immediately be paid by the Tenant to the Landlord, and by the Landlord to Norwood). Tenant's obligation to make each such payment shall be conditioned upon (a) Landlord's having furnished to Tenant a copy of the requisition for payment provided by Norwood to Landlord and covering the labor and materials constituting the work in place for which such payment to Norwood is to be made, and (b) the Tenant's architect for the Improvements having approved the work covered by such requisition as being work in place and substantially in accordance with the Approved Plans and Specifications, subject to the correction of minor, punch list items to be agreed upon by the parties hereto at the time such determination by Tenant's architect is made. If Tenant's architect refuses to approve such work it shall state to the Landlord within ten (10) days after its receipt thereof in writing and with particularity each portion of the work covered by such requisition which it believes is not work in place or does not substantially conform to the Approved Plans and Specifications and the manner in which it fails to conform, in which event the requisition shall be deemed to have been approved as to the remainder of the work covered thereby, and the Tenant shall pay to the Landlord the amount which it would otherwise have been required to pay to Landlord were such work approved by Tenant's architect in full, less Tenant's said percentage of an amount reasonable adequate to pay the cost of causing the said portions of the work to conform to the Approved Plans and Specifications. The construction shall be performed in a good and workmanlike manner, and in compliance with all applicable laws, orders and regulations of federal, state, county and municipal authorities, with any direction by any public officer pursuant to law and with all regulations of any Board of Fire Underwriters having jurisdiction. Landlord, at its sole cost and expense, shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required to permit the construction of any of the work contained in the Approved Plans and Specifications and the occupancy thereof by Tenant.

               5.5. From time to time hereafter, Tenant may require Landlord to make changes to the work shown in the Approved Plans and Specifications prior to substantial completion thereof (as herein defined). If Tenant requests a change, Landlord shall notify Tenant, in writing, before executing the change, of the cost thereof and/or the savings to Landlord and the delay, if any, in substantial completion caused by such change. If the parties cannot agree on the cost of change it shall be determined with reference to the unit prices previously furnished by Landlord hereunder and if no unit price has been agreed upon, then the cost of same shall be determined by reference to an Independent Arbiter (as herein defined) whose decision shall be binding and final in such regard. In addition, if the parties cannot agree on the delay in substantial completion as a result of such change, same shall be decided by the Independent Arbiter. Notwithstanding the decision of the Independent Arbiter, if in Tenant's opinion the cost or delay is unacceptable to Tenant, Tenant may thereafter withdraw its change order and thereupon Landlord shall have no obligation to perform any work in connection therewith. The costs of the Independent Arbiter shall be borne equally by both parties hereto. Tenant hereby designates its employee, Carol Carrington, to act on its behalf in initiating and approving change orders for purposes of this Section.

               5.6. Any payment for change order work done pursuant to subsection 5.5 shall be made by Tenant to Landlord within thirty (30) days after the work which is the subject of the change order is substantially completed and approved by the Tenant's architect as set forth in subsection 5.4.

               5.7. At any time during the course of construction as herein set forth, Tenant may enter upon the Premises for purposes of inspecting the work, taking measurements, making plans, installing trade fixtures, erecting temporary or permanent signs and doing such other work as may be appropriate or desirable without being deemed thereby to have taken possession. Tenant shall use reasonable efforts to minimize any interference with Landlord's construction work in the Premises in exercising Tenant's rights under this section.

               5.8. "Substantial completion" (or any variation of this phrase such, as "substantially complete" or "substantially completed", as used anywhere in this Lease with respect to the Improvements) shall be deemed to have occurred when the Premises are first available for uninterrupted use and occupancy by Tenant with a minimum of interference by Landlord (but regardless of whether any of the Tenant Equipment not purchased by the Tenant and delivered to the Premises in a condition ready for installation on or before May 1, 1985 (hereinafter referred to as "Delayed Tenant Equipment") has been installed or is operable) and the following have occurred:

               (i) Construction of the Improvements (other than the Delayed Tenant Equipment) is completed except for minor punch list items;

               (ii) Plumbing, heating, air-conditioning, electrical facilities, and sprinkler system (installed and tested per specifications) (other than those items, if any, which are part of the Delayed Tenant Equipment) shall have been completed to such extent that the appropriate services to be rendered through such facilities can be and are being supplied;

               (iii) The entrance of the Building shall have been completed and the means of ingress and egress is in no manner interfered with by any scaffolding, building materials or other articles;

               (iv) A permanent certificate of occupancy for the Premises (as constructed in accordance with the Approved Plans and Specifications), or such other written governmental authorization as will allow the Tenant legally to occupy the Premises, shall have been issued and delivered to Tenant; and

               (v) The parking areas and access roads have been completed except for minor punch list items.

          If the parties cannot agree on whether the Landlord's construction of the Improvements is substantially complete, either party may give written notice to the other that such party desires that the parties agree on an independent third party (hereinafter referred to as "the Independent Arbiter"), who upon his selection shall visit the Premises, evaluate the work and render a written decision on: (i) the state of completeness of the Improvements and (ii) the date on which substantial completion occurred. In such event the parties hereto shall agree in writing on the identity of an Independent Arbiter within five (5) business days after such notice is given. The party who is found to be in error by the Independent Arbiter shall pay the Independent Arbiter's expenses.

          5.9. Landlord shall complete all punch list items and any other uncompleted portions of its work as expeditiously as possible after substantial completion of the construction of the Improvements, but in any event within thirty (30) days thereafter unless such item cannot be completed within said thirty (30) day period, in which event Landlord shall commence the work for such item with all due diligence within said thirty
     (30) days and shall complete same within the sixty (60) day period thereafter.

          5.10. If the Improvements (other than the Delayed Tenant Equipment) are not substantially completed on or before June l, 1985, then (anything contained in the provisions of Section l to the contrary notwithstanding) the Commencement Date shall be the earlier to occur of (a) the date on which the Tenant takes possession of the Premises or (b) the forty-fifth (45th) day after the date on which the Landlord substantially completes the Improvements (other than the Delayed Tenant Equipment); provided, that if the Improvements (other than the Delayed Tenant Equipment) have not been substantially completed by January 1, 1986, then Tenant shall have the right to cancel and terminate this Lease upon ten
     (l0) days' written notice to Landlord, provided that the Improvements (other than the Delayed Tenant Equipment) are not substantially completed by the end of the said ten (l0) day period. In such event, this Lease and the Term shall at the end of the said ten (l0) day period cease and expire and thereafter neither party shall have any further rights or obligations hereunder. Tenant shall have no liability to Landlord for a termination of this Lease pursuant to this subsection 5.l0.

          5.11. Landlord and/or its general contractor shall procure and maintain in effect during the term of construction, the following insurance coverages with an insurance company or companies authorized to do business in Maryland:

               l. WORKMEN'S COMPENSATION - Statutory Limits for Maryland, together with "ALL STATES" and "VOLUNTARY COMPENSATION" and "FOREIGN COMPENSATION" coverage endorsements.

               2.  EMPLOYER'S LIABILITY INSURANCE with a limit of $100,000.

               3. COMPREHENSIVE LIABILITY - $3,000,000 Combined Single Limit, including Personal Injury, Contractual and Products/Completed Operations Liability.

               Coverage must include the following:

               A.  Premises - Operations

               B.  Elevators and Hoists

               C.  Independent Contractor

               D.  Contractual Liability assumed under this contract

               E.  Completed Operations - Products

               F.  Explosion, Underground and Collapse (XCU) Coverage

               4. Automobile Liability-Including Owned, Hired and Non-owned vehicles:

               $l,000,000 each person Bodily Injury
               $3,000,000 each occurrence Bodily Injury
               $250,000 each occurrence Property Injury

               Coverage must include the following:

                  A. Owned vehicles

                  B. Leased vehicles

                  C. Hired vehicles

                  D. Non-owned vehicles

               Landlord shall furnish the Tenant with certificates of insurance evidencing such coverage prior to commencement of any construction work done under this Lease. The following statement shall appear in each certificate of insurance provided to Tenant by Landlord hereunder:

               It is agreed that in the event of any material change in, cancellation, or non-renewal of this policy, thirty (30) days prior notice will be given to:

               DIGITAL EQUIPMENT CORPORATION
               5900 Princess Garden Parkway
               Lanham, Maryland 20706
               Attn: Regional Real Estate Manager

          5.12. Landlord shall give prompt notice to Tenant of all losses, damages, or injuries to any person or to property of Tenant, Landlord, or third parties which may in any way be related to the Lease or for which a claim may be made against Tenant. Landlord shall promptly report to Tenant all such claims of which Landlord has notice, whether related to matters insured or uninsured. No settlement or payment for any claim, loss, injury, damage, or other matter as to which Tenant may be charged with an obligation to make any payment or reimbursement shall be made by Landlord without the written consent of Tenant, which shall not unreasonably be withheld or delayed.

          The carrying of any of the insurance required hereunder shall not be interpreted as relieving Landlord of any responsibility to Tenant. Landlord shall assist and cooperate with any insurance company in the adjustment or litigation of all claims arising under the terms of this Section.

          Landlord shall procure and maintain Landlord installation floater insurance to protect its interests and that of its subcontractors during the course of the construction work.

          Tenant does not and will not waive any rights which it may have against Landlord and/or its representatives for any loss, expense and damage to persons and property (tangible and intangible) from any cause whatsoever.

          5.13. ACCEPTANCE OF POSSESSION. Except for (a) latent defects or incomplete work which would not reasonably have been revealed by an inspection of the Premises made for the purpose of discovering the same when the Landlord delivers possession of the Premises to the Tenant, and
     (b) any other item of incomplete work set forth on a "punch list" prepared by the Tenant and approved in writing by the Landlord before such delivery of possession, by its assumption of possession of the Premises the Tenant shall for all purposes of the provisions of this Lease be deemed to have accepted the Premises and the Improvements and to have acknowledged them to be in the condition called for hereunder.

          19. The following is substituted as Section 6:

               "FIRE AND OTHER CASUALTY

               6.1. In the event that the Premises or the Building of which they form a part should be damaged or destroyed by fire or other casualty to an extent of fifty percent (50%) or more, or if as a result of fire or other casualty Tenant's access to the Premises should be substantially interfered with or become unavailable, then, in such event, Landlord or Tenant may terminate this Lease by the giving of written notice to the other within thirty (30) days after the date of the damage or destruction, in which event this Lease shall terminate on the one hundred fiftieth (150th) day after the date of such notice as if that date were the date set forth in this Lease for the expiration of the Term, unless such restoration is substantially completed, and such access is restored, within such one hundred fifty
          (150) day period.

               If this Lease is not terminated as aforesaid, Landlord shall proceed diligently to repair and restore the Premises and Building forthwith, to substantially the same condition they were in at the time immediately preceding the damage or destruction provided, however, that Landlord shall not be obligated to restore the Tenant Equipment or Tenant's leasehold improvements or any alterations in the Premises made by Tenant except to the extent Landlord is reimbursed for same under its insurance policies. If Landlord has not substantially completed its restoration within the one hundred fifty
          (150) day period after the date of the damage or destruction, Tenant may terminate this Lease by giving Landlord written notice of termination within five (5) days after the expiration of one hundred fifty (150) day period, and on the date set forth in such notice the Term hereof shall cease and determine as if such date were the date set forth herein for the expiration of the Term, unless such restoration is substantially completed within such five (5) day period.

               6.2. In the event the Premises or the Building of which they form a part shall be damaged or destroyed by fire or other casualty to an extent of less than fifty percent (50%), then, and in such event, Landlord shall proceed diligently to repair and restore the Premises or the Building, forthwith, to substantially the same condition they were in at the time immediately preceding the damage or destruction, but Landlord shall not be obligated to repair and restore the Tenant Equipment or leasehold improvements made by Tenant nor any alterations to the Premises made by Tenant (except to the extent Landlord is reimbursed for same under its insurance policies) provided, however, that if Landlord shall not have completed substantially its repair and restoration within the one hundred twenty (120) day period after the date of the fire or other casualty, then Tenant shall have the right to terminate this Lease by the giving of written notice to Landlord within five (5) days after the expiration of such one hundred twenty
          (120) day period and on the date set for the termination of the Term, this Lease shall cease and expire, unless such restoration is substantially completed within the said five (5) day period.

               6.3. From the date of such damage to or destruction by fire or other casualty of the Premises or Building or part thereof or substantial interference with the access to the Premises, a proportionate part of the Base Rent and Additional Rent accruing, under Section 3, according to the nature and extent of the Premises rendered unusable by Tenant thereby, shall be abated until the Premises and such access have been restored, as aforesaid. In the event this Lease is terminated as hereunder provided, Tenant shall pay the Base Rent and Additional Rent apportioned to the date of such termination and thereafter Tenant shall be relieved of all further liability for the payment thereof.

               6.4. Notwithstanding anything to the contrary contained herein, Landlord's obligation to restore the Premises (except for the Tenant equipment and Tenant's leasehold improvements and alterations as set forth in this Section 6) shall not be contingent on Landlord's receipt of sufficient insurance proceeds and shall not be conditioned upon the release of such proceeds by the holder of any mortgage covering the Premises, the Building and/or the Property."

          20. The following is substituted as subsection 7.1:

               "Landlord covenants that it shall supply or cause to be supplied to the Premises gas, hot and cold running water for lavatory (and cooking) and drinking purposes, electricity and sewer service, at no cost to Tenant (except as set forth hereinbelow, and without impairing Tenant's obligation to pay Additional Rent under the provisions of subsection 3.2), during the hours hereinafter set forth. The Landlord further agrees that the heating system of the Premises is adequate to heat all areas of the Premises to an inside temperature of seventy-five (75) degrees Fahrenheit when the outside temperature is zero (0) degrees Fahrenheit and that the air-conditioning system is adequate to cool all areas of the Premises to an inside temperature of seventy-five (75) degrees Fahrenheit plus or minus two (2) degrees when relative humidity is fifty percent (50%) plus or minus five percent (5%) and the outside temperature is ninety-five (95) degrees dry bulb, seventy-three (73) degrees wet bulb. Unless prevented by causes beyond Landlord's control, the services to be rendered by Landlord set forth in this-section shall be provided between the hours of 8 AM and 5 PM Monday through Friday, and between 9AM and 1 PM on Saturday, except holidays. Landlord shall also provide five (5) days a week those cleaning services shown on Exhibit E attached hereto and made a part hereof.

               In the event that the utilities or services which Landlord is obligated hereunder to provide to the Premises are interrupted such that they are provided only intermittently or such utilities or services altogether cease to be provided to the Premises for any reason whatsoever for a period (hereinafter referred to as "the Non-Service Period") of ten consecutive (10) days or more, then (a) after the first ten (10) days of the Non-Service Period the Base Rent shall be Abated, until such service is again belong provided in accordance with the provisions of this Lease, in proportion to the floor area of so much of the Premises as to which such service is not being provided in accordance with the provisions of this Lease, and
          (b) if such service is not restored, so that it is being provided in accordance with the provisions of this Lease, within forty-five (45) days after the commencement of the Non-Service Period, the Tenant shall have the right to cancel and terminate this Lease by giving written notice to the Landlord at least fifteen (15 days before the date of such termination set forth in such notice, in which event this lease shall be canceled and terminated on the date set forth in such notice, unless such service is restored, as aforesaid, before the end of such fifteen (15) day period.

          21. Section 7.2 of the Lease is modified by adding on line 3 of subsection (b) after "written approval thereof", the words "which shall not be unreasonably withheld or delayed."

          22.  At the end of subsection 7.3(b) add the following:

               "All additions made to the Premises shall belong to the Landlord and shall become part of the Premises, without compensation to Tenant. The Landlord, without expense to itself, shall cooperate with Tenant in securing building and other permits, licenses and authorizations necessary from time to time for work permitted under this Lease."

          23.  The following shall be added as subsection 7.4:

               "7.4 (a) Subject to the provisions of subsection 5.13, Landlord shall at all times throughout the Term hereof be responsible for and make all repairs, replacements and perform all maintenance which may be necessitated by defective design or construction of the Premises and/or Building, and/or the Improvements (other than the Tenant Equipment), or which may be necessitated by latent defects in any of the foregoing.

               (b) In performing its obligations, covenants and agreements under this Lease, landlord shall not unreasonably interfere with Tenant's business operations in the Premises.

               (c) Landlord, at its sole cost and expense, shall throughout the Term perform all maintenance and make all repairs and replacements within and to the structural portions of the Premises, and the structural and non-structural portions of the common areas and the remainder of the Building outside of the Premises, and to any and all electrical, mechanical, plumbing, heating, ventilating, and air-conditioning systems within the Building (other than the Tenant Equipment), needed to keep them or it in good working order and condition and operating to design capacity, whether or not serving or located in the Premises, and whether ordinary or extraordinary or foreseen or unforeseen. This provision is not intended to release or relieve Tenant from payment for any such repair or replacement necessitated by the negligence or willful acts of Tenant, its agents, servants, employees or business invitees within the Premises.

               (d) Whenever throughout the Term, maintenance, repairs and/or replacements are required to relieve an emergency situation affecting the Premises and/or Building and Landlord is obligated to perform such maintenance or make such repair or replacements under this Lease, Landlord shall within three (3) hours after notification (which may be oral) of the need of such maintenance, repairs and/or replacement by Tenant, provided qualified personnel on the scene to evaluated the situation and to commence maintenance, repairs and/or replacements and pursue same to completion with the utmost diligence. In the event the maintenance, repairs and/or replacements cannot be accomplished within twenty-four (24) hours after notification of the need therefor as aforesaid, Landlord, within such twenty-four (24) hour period, shall provide to Tenant a schedule setting forth the steps to be taken to effect the maintenance, repairs, and/or replacements and the times when such work shall be done. In the event of such emergency situation, Landlord shall do whatever is necessary including requiring its employees, and/or its contractors to work overtime, weekends, and holidays in order to accomplish the maintenance, repairs, and/or replacements in the shortest possible time.

               In the event of a non-emergency situation which affects the Premises and/or Building, and requires maintenance, repairs and/or replacements for which the Landlord is responsible under this Lease, the work shall be completed by Landlord within ten (10) days after notification of the need therefor by Tenant.

               "Emergency situation" as herein used is hereby defined to mean a situation which threatens the physical well-being of persons in the Premises and/or the Building, or which substantially disrupts the Tenant's use and/or occupancy of the Premises or any portion thereof or Tenant's use of parking."

          24. In paragraph 8.2(b) add after the word "ten (10)" in line l thereof the word "business".

          25. In subsection 8.4 add in the first line after "Event of Default" the phrase "and the expiration of any applicable cure period".

          26.  Add as a new subsection 8.5 the following:

               "Notwithstanding anything to the contrary herein contained, in order to mitigate the damages which may be incurred because of Tenant's default, Landlord shall use its reasonable efforts to relet the Premises by actively offering same for rent."

          27. Section 10 of the Lease shall be modified by inserting in subsection 10. 2 after the words "thereof or" the words "(within the six
     (6) month period prior to the expiration of the Term) to".

          28.  And at the end of subsection 11.1 the following:

               "Landlord hereby agrees that the use of the Premises by Tenant in accordance with the provisions of Section 2 shall no make Landlord's polices of insurance covering the Property or any liability of Landlord in connection therewith void or suspended or increase the insurance risk thereunder or increase the premiums payable therefor."

          29.  In subsection 11.2 add the following sentence:

               "The Tenant shall provide to the Landlord, promptly upon written demand by the Landlord, certificates of the insurer evidencing the existence of the insurance coverage required by the foregoing provisions of this subsection".

          30.  In subsection 11.3, add the following after the word "lender":

               ", but in any event in an amount which is not less than the full replacement cost of the Building, as well as general liability insurance covering the landlord and having limits of not less than $l,000,000 per person for injury or death sustained in any one occurrence, $1,000,000 for injury or death sustained by all persons in any one occurrence, and $250,000 for property damage in any one occurrence, with an endorsement having the effect of including in such coverage contractual liability insurance for the Landlord."

          31. In subsection 11.5 add at the end of paragraph (b) after the word "Premises" the following:

               ", if, only if and to the extent that such injury, death or damage is proximately caused by the negligent or intentional act or omission of the Tenant or its agents, officers or employees. In the event the Landlord is notified of a claim, action or proceeding, or becomes aware of an occurrence, which may result in indemnification by Tenant of Landlord as provided above, the Landlord shall give immediate written notice to Tenant and provide complete particulars known by the Landlord. The Landlord shall immediately forward to the

          Tenant every demand, notice, summons or other process received by Landlord or his representatives.

               Tenant (a) has the right to participate with the Landlord in the defense of any claim, action or proceeding wherein Landlord is entitled to indemnification under the provisions of this Section and
          (b) has the sole right to defend any action, claim or proceeding in which the Tenant but not the Landlord is named as a defendant.

               The parties hereto will fully cooperate with each other in the defense or settlement of any claim, action, or proceeding."

          32. Add at the end of paragraph 12.1(a):

               "except that Tenant may prove the value of its equipment and trade fixtures, its relocation expenses, and the value of any leasehold improvements (including the Tenant Equipment, but excluding any other Improvements) paid for by Tenant in any hearing, proceeding or other method to establish the award to be paid by the condemning authority and Tenant shall receive the portion of such award representing the aforestated value."

          33. Add a new subsection 12.2 as follows:

               "12.2. CONDEMNATION.

               (a) If during the Term the whole or a substantial portion of the Premises or of the Building is taken under the power of eminent domain, the Term shall terminate as of the time when Landlord shall be divested of title to the Premises or the Building or substantial portion thereof, as if such date were the date set forth herein for the expiration of this Lease, and the Base Rent and Additional Rent payable hereunder shall abate and be apportioned to the time of such termination. Substantial portion as used in this Section shall mean a portion of the Premises and/or the Building in excess of fifty percent (50%).

               (b) If less than a substantial portion of the Premises and/or the Building shall be taken as contemplated in paragraph 12.2(a) above, Landlord shall restore the remainder of the Premises and/or the Building to the condition they were in prior to such taking, and such restoration shall result in the Building being a complete and integrated architectural unit; provided however that such repair and restoration shall be substantially completed within one hundred twenty
          (120) days of the date Landlord is divested of title; otherwise Tenant may terminate the Lease by notice given in writing to Landlord, in which event this Lease shall terminate on the date set forth in such notice (which date shall in no event be less than forty-five (45) days from the date of the notice), unless by such date such repair and restoration have been substantially completed, all as of such date were the date set forth herein for the expiration of this Lease. "Substantial completion" as used herein shall have the meaning set forth in the provisions of subsection 5.7 of this Lease.

               (c) In the event of a taking of less than a substantial portion of the premises and/or the Building such that the Lease shall continue in force and effect for the remainder of the Premises, this Lease shall terminate as to any portion of the premises so taken, and the Base Rent and Additional rent payable hereunder shall be reduced for the remainder of the Term, in proportion to the portion (if any) of the Premises which is taken, such termination and reduction to be effective as of the date Landlord is divested of title.

               (d) In the event of a taking of any or all of the parking lot serving the Building, the Landlord shall (unless such taking is also of any or all of the Premises or the remainder of the Building and this Lease is terminated under the foregoing provisions of this subsection 12.2) provide for the use, by and only by the Tenant and the other tenants of the Building and their agents, employees and business invitees, that number, of any, of parking spaces in the immediate vicinity of the Building as may be necessary for there to be available (when added to the spaces remaining in the said parking lot after such taking) at least three and six-tenths (3.6) parking spaces for each one thousand (1,000) square feet of net rentable floor area in the Building."

          34. Add in subsection 14.2 after "ordinary wear and tear", "fire, casualty and damage for which Tenant is not responsible under this Lease."

          35. Add in paragraph 14.2(b) after "except that" the words "all of Tenant's personal property and"

          36. Add at the end of subsection 16.1 the following:

               "provided, however, that the holder of any such Mortgage shall enter into an agreement with the Tenant that, in the event of foreclosure by the holder thereof, this Lease and the rights of the Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this Lease. The Tenant agrees that it will, upon the request of the Landlord, execute, acknowledge and deliver any and all instruments deemed by the Landlord necessary or desirable to give effect to or notice of such subordination. No such instrument shall alter any of the term, covenants or conditions of this Lease. In the event of the existence of any Mortgage at the time this Lease is executed and to which this Lease would be subordinate, Landlord shall obtain the type of agreement mentioned in this Section in favor of Tenant within thirty (30) days after the date of Tenant's execution of this Lease."

          37. In the first line of Section 17, the words "five (5) days" are deleted and the words "ten (10) business days" are substituted in its place and stead.

          38. A new Section 18 is inserted as follows:

               "Section 18.  NOTICES

               (a) All notices, demands, requests and other instruments which may or are required to be given by either party to the other under this Lease shall be given in writing. All notices, demands, requests and other instruments from the Landlord to the Tenant shall be deemed to have been properly given if sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed to the Tenant at Regional Real Estate Manager, 5900 Princess Garden Parkway, Lanham, Maryland 20706, with a copy to Law Department, Digital Equipment Corporation, 111 Powder Mill Road, Maynard, Massachusetts 01754.

               (b) All notices, demands, requests and other instruments from the Tenant to the Landlord shall be deemed properly given if sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed to the Landlord at: Rouse & Associates-Metro East Executive Terrace Limited Partnership, 8181 Professional Place, Landover, Maryland 20785 or at such other address as the Landlord from time to time shall have designated by written notice to the Tenant."

          39. A new Section 20 is hereby added to the Lease as follows:

               "Section 20. PARKING

               Landlord shall cause all snow and ice to be removed from the parking area and from the means of ingress and egress thereto on a timely basis. Tenant may also use the parking area shown on Exhibit A attached hereto and made a part hereof. Landlord represents and warrants that the Parking ratio for the Building is 3.6 spaces per 1,000 square feet of rentable area, and that at all times one hundred forty spaces will be available for use by the Tenant and its employees and invitees."

          40. A new Section 21 is hereby added to the Lease as follows:

               "Section 21.  DISPUTES

               (a) It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or as much thereof as it was not legally required to pay under the provisions of this Lease; and if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions of this Lease, the party against whom the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance and there shall survive the right on the part of said party to institute suit for the recovery of the costs of such work, and if it shall be adjudged that there waS no legal obligation on the part of said party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease."

          41. The Landlord agrees for purposes of this Lease, that it shall, at Tenant's sole expense, cooperate with Tenant in securing building and other permits, licenses and authorizations necessary from time to time for any work permitted to be performed by Tenant under this Lease.

          42. OPTION TO LEASE ADDITIONAL SPACE. Anything contained in the provisions of this Lease to the contrary notwithstanding, and provided that this Lease has been renewed for the Renewal Term, the Tenant shall be entitled at any time during the period of three (3) years beginning on the Commencement Date (hereinafter referred to as "the 3-Year Period") following the Landlord's having notified the Tenant in writing during such period that such Additional Space is available (and provided that the Tenant is not then in default in performing its obligations under the provisions of this Lease), to Lease from the Landlord additional space containing 6,500 square feet of floor area (hereinafter referred to as "the Additional Space") on the floor above or the floor below the Premises, in the Building. The Landlord hereby affirmatively agrees to cause Additional Spaces containing in the aggregate at least 6,500 square feet of floor area on one or the other of such floors of the Building to, become available during the 3-Year Period for lease by the Tenant, as aforesaid. Such Additional Space having such minimum aggregate floor area may become available for lease under not more than two (2) Additional Space Leases (which may consist of amendments of this Lease) commencing at different times during the 3-Year Period, and/or may be offered at differing times during the 3-Year Period by the Landlord to the Tenant. The Additional Space leased under any Additional Space Lease shall be contiguous to that leased under any other Additional Space Lease. Any such lease of the Additional Space shall be on the terms hereinafter set forth;

          42.1. The Tenant shall be entitled to exercise such right to lease the Additional Space by giving the Landlord written notice of its exercise of such right within fifteen (15) business days after the Landlord notifies the Tenant in writing that the Additional Space is available. If the Tenant either fails to notify the Landlord in writing of its intent to lease the Additional Space within the said period of fifteen (15) days, or fails to execute and return to the Landlord the Additional Space Lease covering such Additional Space within thirty (30) days (as such period may be extended by written agreement of the parties hereto) after such Additional Space Lease is prepared and delivered by the Landlord to the Tenant for such purpose, the Landlord shall be entitled thereafter to lease any or all such Additional Space to any person or persons whatsoever, free and clear of the Tenant's rights under the provisions of this Lease. Any Additional Space Lease entered into by the parties hereto shall not be inconsistent with the provisions of this Section 20. No failure by the Tenant to lease any Additional Space becoming available shall be construed in any manner as a waiver of the Tenant's rights hereunder to lease any other Additional Space which may subsequently become available during the 3-Year Period, as aforesaid, until the Tenant has leased Additional Space having an aggregate floor area of at least 6,500 square feet.

          42.2. The Tenant's use and occupancy of the Additional Space (a) shall be for a term which is co-extensive with that portion of the Term of this Lease (including the Renewal Term) remaining at the entry into such Additional Space Lease, and (b) shall be set forth in a separate lease (hereinafter referred to as an "Additional Space Lease") to be entered into upon the same terms and subject to the same conditions as those set forth in this Lease; provided, that anything contained in the provisions of this Lease to the contrary notwithstanding, (a) for purposes of the provisions of subsection 2.1 of this Lease, as applied to the Additional Space, the Base Rent for the Additional Space for the Initial Lease Year under such Additional Space Lease shall equal the result obtained by multiplying the number of square feet of floor area of the Additional Space covered thereby by that sum per square foot which the Landlord is then quoting to prospective tenants of space within the Building (which sum shall be calculated by the Landlord and a satisfactory explanation thereof provided to the Tenant); (b) the Additional Space covered thereby shall be delivered by the Landlord to the Tenant "as is", the Landlord having no obligation to make any improvements to, or remove any improvements from, or otherwise alter, such Additional Space; and (c) such Additional Space Lease shall, at the Landlord's option, provide for the delivery of utility services and the payment of Taxes in the same manner and using the same procedure as is set forth in this Lease.

          43.  RIGHT OF FIRST REFUSAL.

          43.1. The Landlord shall not during the Term grant to any person other than the Tenant the right to purchase any or all of the Property unless the Landlord has first offered in writing to sell the Property to the Tenant for a price which is not more than the price at which the Landlord intends to sell the Property to such other person, as aforesaid, and unless either
     (a) Tenant has not, within five (5) days after the Landlord's delivery of such written offer to the Tenant, accepted such offer in writing and on terms and subject to conditions which are acceptable to each party hereto, or (b) if the Tenant does accept such offer within the said period of five
     (5) days, the parties hereto have not entered into a written agreement of sale covering the Tenant's purchase of so much of the Property as is the subject of such offer, within twenty-one (21) days after the date of such acceptance. In the event that such written acceptance is not given or such written agreement not entered into within the respective periods referred to hereinabove, then the Landlord shall be entitled at any time thereafter to sell any or all of the Property to any person whatsoever, and the Tenant's rights under the provisions of this Section 43 shall thereafter be of no further force or effect.

          43.2. In addition, the Landlord shall not during the Term initiate negotiations with any person for the sale of any or all of the Property without first notifying the Tenant in writing of the Landlord's intention to do so and allowing the Tenant a period of ten (10) days after such notice is given within which to advise the Landlord in writing that the Tenant desires to purchase the Property (in which event, unless the parties hereto enter into a written agreement of sale covering such purchase within twenty-one (21) days after the Tenant gives such notice to the Landlord, the Landlord shall be entitled at any time thereafter to sell any or all of the Property to any person whatsoever, and the Tenant's rights under the provisions of this Section 43 shall thereafter be of no further force or effect).

          WITNESS:                           ROUSE & ASSOCIATES-METRO
                                             EAST EXECUTIVE TERRACE
                                             LIMITED PARTNERSHIP, Landlord


            /s/ Francis M. Tana         by  /s/ Claiborn M. Carr, III (SEAL)
          -------------------------       ---------------------------
                                            Claiborn M. Carr, III,
                                                 General Partner


          ATTEST:                       DIGITAL EQUIPMENT CORPORATION,
                                         Tenant


          -------------------------     by  /s/ Neal D. Hannon,  (SEAL)
                                          -----------------------
                                        Neal D. Hannon, Manager
          Date:  March, 1985            Corporate Real Estate Acquisition
                 ------------------

                               METRO EXECUTIVE TERRACE

                                  AGREEMENT OF LEASE

                                    by and between

                   ROUSE & ASSOCIATES-METRO EAST EXECUTIVE TERRACE
                                 LIMITED PARTNERSHIP

                                         and

                            DIGITAL EQUIPMENT CORPORATION
                            (covering 29,600 square feet)

                                      EXHIBIT A

                              PLAT SHOWING THE PREMISES

                               METRO EXECUTIVE TERRACE

                                  AGREEMENT OF LEASE

                                    by and between

                   ROUSE & ASSOCIATES-METRO EAST EXECUTIVE TERRACE
                                 LIMITED PARTNERSHIP

                                         and

                            DIGITAL EQUIPMENT CORPORATION
                            (covering 29,600 square feet)

                                      EXHIBIT B
                    SCHEDULE OF APPROVED PLANS AND SPECIFICATIONS

                               METRO EXECUTIVE TERRACE

                                  AGREEMENT OF LEASE

                                    by and between

                   ROUSE & ASSOCIATES-METRO EAST EXECUTIVE TERRACE
                                 LIMITED PARTNERSHIP

                                         and

                            DIGITAL EQUIPMENT CORPORATION
                            (covering 29,600 square feet)

                                      EXHIBIT C

                            CURRENT RULES AND REGULATIONS

                                      EXHIBIT C
                            Current Rules and Regulations

     1. The sidewalks, lobbies, passages, elevators and stairways shall not be obstructed by the Tenant or used by the Tenant for any purpose other than ingress and egress from and to the Tenant's offices. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any tenant of the Property.
     2. The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the Building.
     3. No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except ask approved in writing by the Landlord. If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord's written consent thereto.
     4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances shall be provided by and only by the Landlord and at the Tenant's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord. The Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Premises and/or the Building without first obtaining the Landlord's written consent thereto.
     5. The Tenant shall not place any additional lock upon any door within the Premises or elsewhere upon the Property, and shall surrender all keys for all such locks at the end of the Term. The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.
     6. The delivery of towels, ice, water, food, beverages, newspapers and other supplies, equipment and furniture will be permitted only under the Landlord's direction and control.
     7. The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. The Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzene, camphene, fuel or other explosive or highly flammable material. No bird, fish or other animal shall be brought into or kept in or about the Premises.
     8. So that the Premises may be kept in a good state of preservation and cleanliness, the Tenant shall, while in possession of the Premises, permit only the Landlord's employees and contractors to clean the Premises unless prior thereto the Landlord otherwise consents in writing. The Tenant shall see each day that the windows are closed and the doors securely locked before leaving the Premises, and that all lights and standard office equipment within the Premises are turned off.
     9. If the Tenant desires to install signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted without Landlord's reasonable approval. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises, (b) [crossed out], (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto that do not adversely affect Tenant's use and occupancy of the Premises, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by the Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of the Tenant or other concern, if any, operating or using it.
     10. A directory will be provided by the Landlord on the ground floor of the Building, on which the Tenant's name may be placed.
     11. No furniture, package, equipment, supplies or merchandise may be received in the Building, or carried up or down in the elevators or stairways, except during such hours as are designated for such purpose by the Landlord, and only after the Tenant gives notice thereof to the Landlord. The Landlord shall have the exclusive right to prescribe the method and manner in which any of the same is brought into or taken out of the Building, and the right to exclude from the Building any heavy furniture, safe or other article which may create a hazard and to require it to be located at a designated place in the Premises. The Tenant shall not place any weight anywhere beyond the safe carrying capacity of the Building. The cost of repairing any damage to the Building or any other part of the Property caused by taking any of the same in or out of the Premises, or any damage caused while it is in the Premises or the rest of the Building, shall be borne by the Tenant.
     12.  [crossed out]
     13. The Tenant shall have access to the Premises at all times. The Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Building to protect the safety of occupants of the Property, or any property within he Property.
     14. The Landlord shall have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in the Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building, or for the preservation of good order therein. Upon the Tenant's having been given notice of the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall become effective (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).
     15. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.
     16. The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service), closed while the heating or air conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of such systems. The Tenant shall comply with all reasonable Rules and Regulations from time to time promulgated by the Landlord with respect to such systems or their use that do not adversely affect Tenant's use and [document cut off]
     17.  [crossed out]
     18. Nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them unless any other tenant or person [indecipherable] or not the Landlord has the person if the Landlord does not enforce any of them AGAINST any other persons or person whether or not the Landlord has the right to enforce them AGAINST such tenant or person and no such non-enforcement will convey [illegible]

                               METRO EXECUTIVE TERRACE

                                  AGREEMENT OF LEASE

                                    by and between
                   ROUSE & ASSOCIATES-METRO EAST EXECUTIVE TERRACE
                                 LIMITED PARTNERSHIP

                                         and

                            DIGITAL EQUIPMENT CORPORATION
                            (covering 29,600 square feet)

                                      EXHIBIT D

                             SCHEDULE OF TENANT EQUIPMENT

                            [to be supplied by amendment]

                                EXHIBIT B TO SUBLEASE
                       REINSTATEMENT AND AMENDMENT OF AGREEMENT


                            REINSTATEMENT AND AMENDMENT OF
                                  AGREEMENT OF LEASE

     THIS REINSTATEMENT AND AMENDMENT OF AGREEMENT OF LEASE (hereinafter referred to as "this Amendment") made this 22 day of July, 1992, by and between ROUSE & ASSOCIATES-METRO EAST EXECUTIVE TERRACE LIMITED PARTNERSHIP, a Pennsylvania limited Partnership having an address at Suite 150, 5950 Symphony Woods Road, Columbia, Maryland 21044 (hereinafter referred to as "the Landlord") and DIGITAL EQUIPMENT CORPORATION, a Massachusetts corporation having an address at 6406 Ivy Lane, Greenbelt, Maryland 20770 (hereinafter referred to as "the Tenant"),

                            W I T N E S S E T H   T H A T:

     WHEREAS, the Landlord and the Tenant were the respective parties to that certain Agreement of Lease, dated May 31, 1985 (such Agreement, together with the Rider and all Exhibits attached thereto, being hereinafter referred to as "the Lease") for the lease of approximately 29,600 square feet of floor area located in a building at 8400 Corporate Drive, Landover, Maryland; and

     WHEREAS, the Landlord and the Tenant effectively terminated the Lease as of April 30, 1992 by Letter Agreement, dated February 27, 1992 (the "Termination Letter"); and

     WHEREAS, the Landlord and the Tenant desire to revoke the Termination Letter, reinstate the Lease and amend the Lease as hereinafter set forth.

     NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section l.  REINSTATEMENT OF LEASE.

     The Termination Letter is hereby revoked and declared void AB INITIO. The Lease is hereby reinstated and adopted and agreed to in its entirety by the Landlord and the Tenant as if fully set forth herein; subject, however, to the hereinafter set forth amendments.

     Section 2.  AMENDMENTS TO LEASE.

     2.1 The number "29,600" (identifying the number of square feet of floor area and net rentable square feet of the Premises) is hereby deleted from the "WITNESSETH" paragraph on page l of the Lease and each other provision of the Lease in which it appears and the number "26,000" is hereby inserted in lieu thereof in each instance.

     2.2 Exhibit A to the Lease is hereby deleted and Exhibit A attached hereto is hereby substituted in lieu thereof. The Premises are shown outlined in red on Exhibit A.

     2.3 Section l (consisting of subsections 1.1 and 1.2) is hereby deleted and the following shall be inserted in lieu thereof:

     Section l. TERM. This Lease shall be for a term (hereinafter referred to as "the Term") commencing on September l, 1992 (hereinafter referred to as "the Commencement Date"), and terminating at 11:59 p.m., local time, on August 31, 1997 (hereinafter referred to as "the Termination Date").

     2.4 The provisions of clause (A) of subparagraph 3.1(a)(i) are hereby deleted and the following provisions are hereby inserted in lieu thereof:


     "(A) for the first Lease Year during the Term, is in the sum of Three Hundred Forty-four Thousand Five Hundred and 00/100 Dollars ($344,500.00), plus (if the Term commences on a day other than the first (1st) day of a calendar month), one three hundred sixty-fifth (1/365) of the Net Component for each day of such calendar month falling within the Term; and"

     2.5 The phrase "Original Term" is hereby deleted from the first line of clause (B) of subparagraph 3.1(a)(i) and each other provision of the Lease in which it appears and the word "Term" is hereby inserted in lieu thereof in each instance.

     2.6 The phrase "Three Hundred Eighty-four Thousand Eight Hundred Dollars ($384,800)" is hereby deleted from the second and third lines of clause (B) of subparagraph 3.1(a)(i) and the phrase Three Hundred Forty-four Thousand Five Hundred Dollars ($344,500.00) is hereby inserted in lieu thereof.

     2.7  Clauses (C) and (D) of subparagraph 3.1(a)(i) are hereby deleted.

     2.8 The provisions of subparagraph 3.1(a)(ii) are hereby deleted and the following provisions are hereby inserted in lieu thereof:

     (ii) COSTS COMPONENT. An initial operating costs component (hereinafter referred to as "the Costs Component") which, for each Lease Year during the Term, is in the sum of One Hundred Sixty-two Thousand Five Hundred and 00/100 Dollars ($162,500.00), plus (if the Term commences on a day other than the first
(1st) day of a calendar month), one three hundred sixty-fifth (1/365) of the Costs Component for each day of such calendar month falling within the Term (but without impairing the Tenant's liability for any Additional Rent accruing under the provisions of subsection 3.2).

     2.9 The provisions of paragraph 3.1(c) are hereby deleted and the following provisions are hereby inserted in lieu thereof:

     "(c) LEASE YEAR. As used in the provisions of this Lease, the term "Lease Year" means (i) the period commencing on the Commencement Date and terminating on the first (1st) anniversary of the last day of the calendar month containing the Commencement Date, and (ii) each successive period of twelve (12) calendar months thereafter during the Term."

     2.10 The phrase "*which ends after the first (1st) Lease Year during the Original Term" on the second line of paragraph 3.2(d) is hereby deleted.

     2.11  The phrase "**that portion of the Term which remains after the first
(1st) Lease Year during the Original Term" on the first line of paragraph 3.2(e) is hereby deleted.

     2.12 The phrase "such portion of" on the third line of paragraph 3.2(e) is hereby deleted.

     2.13 The phrase "(six (6), in the case of the first Lease Year)" on the first line of paragraph 3.3(a) is hereby deleted.

     2.14 Section 5 and Exhibit B to the Lease are hereby deleted. Exhibit B attached hereto is hereby substituted for Exhibit B to the Lease and the following is hereby inserted as new Section 5:

          5.1 Attached hereto as, or identified on, Exhibit B are full and complete plans and specifications (hereinafter referred to as "the Approved Plans and Specifications") for the Tenant finish work and other improvements (hereinafter referred to as "the Improvements") which are to be made to the Premises. The Landlord and the Tenant each hereby consent to the Approved Plans and Specifications.

          5.2 Notwithstanding anything to the contrary contained herein, the Landlord's consent to the Approved Plans and Specifications shall not (i) constitute an opinion or agreement by the Landlord that the work shown therein is structurally sufficient or that said plans or the work are in compliance with all laws (it being agreed that such compliance is solely the Tenant's responsibility); (ii) impose any present or future liability on the Landlord; (iii) constitute a waiver of any of the Landlord's rights hereunder to require the Improvements to be constructed in accordance with applicable law; or (iv) impose additional obligations on the Landlord (it being agreed by the parties hereto that total responsibility for the design and construction of the Improvements is the Tenant's).

          5.3 The Approved Plans and Specifications shall be final and shall not be changed by the Tenant without the prior consent of the Landlord, which consent shall not be reasonably withheld.

          5.4 CONSTRUCTION.

               5.4.1. The Tenant covenants and agrees to commence construction of the Improvements within fourteen (14) days after the date hereof and to thereafter diligently proceed to complete all of the Improvements in substantial accordance with the Approved Plans and Specifications.

               5.4.2. The Tenant hereby represents that it has or will enter into a contract (hereinafter referred to as "the Construction Contract") with a general contractor approved by the Landlord (which approval shall not be unreasonably withheld) (hereinafter referred to as "the Contractor") calling for the Contractor's construction of the Improvements in accordance with the Approved Plans and Specifications. The Landlord hereby agrees to contribute towards the price of the construction of the Improvements the sum of $390,000.00 (hereinafter referred to as "the Landlord Contribution"). The Landlord shall pay the Landlord Contribution to the Tenant in monthly installments on the first (1st) day of each calendar month after commencement of construction until the Improvements have been completed or the Landlord has paid the entire said sum to the Tenant, whichever shall first occur. Each such installment to be paid by the Landlord shall be in the amount to which the Contractor is entitled as of such date to be paid by the Tenant under the Construction Contract, but only for work in place (net of a ten percent (10%) "holdback" to be retained by the Landlord until the Contractor has substantially completed the Improvements, at which point such "holdback" shall immediately be paid by the Landlord to the Tenant, and by the Tenant to the Contractor). The Landlord's obligation to make each such payment shall be conditioned upon
     (a) the Tenant's having furnished to the Landlord a copy of the requisition for payment provided by the Contractor to the Tenant and covering the labor and materials constituting the work in place for which such payment to the Contractor is to be made, and (b) the Landlord's architect for the Improvements having approved the work covered by such requisition as being work in place and substantially in accordance with the Approved Plans and Specifications, subject to the correction of minor, punch list items to be agreed upon by the parties hereto at the time such determination by the Landlord's architect is made. If the Landlord's architect refuses to approve such work it shall state to the Tenant within ten (10) days after its receipt thereof in writing and with particularity each portion of the work covered by such requisition which it believes is not work in place or does not substantially conform to the Approved Plans and Specifications and the manner in which it fails to conform, in which event the requisition shall be deemed to have been approved as to the remainder of the work covered thereby, and the Landlord shall pay to the Tenant the amount which it would otherwise have been required to pay to the Tenant were such work approved by the Landlord's architect in full, less an amount reasonably adequate to pay the cost of causing the said portions of the work to conform to the Approved Plans and Specifications. The construction shall be performed in a good and workmanlike manner, and in compliance with all applicable laws, orders and regulations of federal, state, county and municipal authorities, with any direction by any public officer pursuant to law and with all regulations of any Board of Fire Underwriters having jurisdiction. The Tenant, at its sole cost and expense, shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required to permit the construction of any of the work contained in the Approved Plans and Specifications and the occupancy of the Premises by the Tenant.

          5.5 At any time during the course of construction as herein set forth, the Landlord may enter upon the Premises for purposes of inspecting the work or otherwise managing or operating the Building. The Landlord shall use reasonable efforts to minimize any interference with the Tenant's construction work in the Premises in exercising the Landlord's rights under this Section.

          5.6 "Substantial completion" (or any variation of this phrase such as "substantially complete" or "substantially completed", as used anywhere in this Lease with respect to the Improvements) shall be deemed to have occurred when the Premises are first available for uninterrupted use and occupancy by the Tenant and the following have occurred:

               (i) Construction of the Improvements is completed except for minor punch list items;

               (ii) Plumbing, heating, air-conditioning, electrical facilities, and sprinkler system (installed and tested per specifications) shall have been completed to such extent that the appropriate services to be rendered through such facilities can be and are being supplied; and

               (iii) A permanent certificate of occupancy for the Premises (as constructed in accordance with the Approved Plans and Specifications), or such other written governmental authorization as will allow the Tenant legally to occupy the Premises, shall have been issued and delivered to the Tenant.

          If the parties cannot agree on whether the Tenant's construction of the Improvements is substantially complete, either party may give written notice to the other that such party desires that the parties agree on an independent third party (hereinafter referred to as "the Independent Arbiter"), who upon his selection shall visit the Premises, evaluate the work and render a written decision on: (i) the state of completeness of the Improvements and (ii) the date on which substantial completion occurred. In such event the parties hereto shall agree in writing on the identity of an Independent Arbiter within five (5) business days after such notice is given. The party who is found to be in error by the Independent Arbiter shall pay the Independent Arbiter's expenses.

          5.7 Upon substantial completion of the Improvements, the Tenant and the Landlord shall jointly inspect the Premises for the purpose of discovering any incomplete work and shall itemize such incomplete work in a written "punch list". The Tenant shall complete all punch list items and any other uncompleted portions of its work as expeditiously as possible after substantial completion of the construction of the Improvements, but in any event within thirty (30) days thereafter unless such item cannot be completed within said thirty (30) day period, in which event the Tenant shall commence the work for such item with all due diligence within said thirty (30) days and shall complete the same within the sixty (60) day period thereafter.

          5.8 The Tenant and/or the Contractor shall procure and maintain in effect during the term of construction, the following insurance coverages with an insurance company or companies authorized to do business in
     Maryland:

               l. WORKMEN'S COMPENSATION - Statutory Limits for Maryland, together with "ALL STATES" and "VOLUNTARY COMPENSATION" and "FOREIGN COMPENSATION" coverage endorsements.

               2. EMPLOYER'S LIABILITY INSURANCE with a limit of $100,000.

               3. COMPREHENSIVE LIABILITY - $3,000,000 Combined Single Limit, including Personal Injury, Contractual and Products/ Completed Operations Liability.

               Coverage must include the following:

               A. Premises - Operations

               B. Elevators and Hoists

               C. Independent Contractor

               D. Contractual Liability assumed under this contract.

               E. Completed Operations - Products

               F. Explosion, Underground and Collapse (XCU) Coverage.

               4. Automobile Liability - Including Owned, Hired and Non-owned vehicles:

               $1,000,000 each person Bodily Injury

               $3,000,000 each occurrence Bodily Injury

               $250,000 each occurrence Property Injury

               Coverage must include the following:

               A. Owned vehicles

               B. Leased vehicles

               C. Hired vehicles

               D. Non-owned vehicles

          The Tenant shall furnish the Landlord with certificates of insurance evidencing such coverage prior to commencement of any construction work done under this Lease. The following statement shall appear in each certificate of insurance provided to the Landlord by the Tenant hereunder:

          It is agreed that in the event of any material change in, cancellation, or non-renewal of this policy, thirty (30) days prior notice will be given to:

                    ROUSE & ASSOCIATES-METRO EAST
                    EXECUTIVE TERRACE LIMITED PARTNERSHIP
                    Suite 150
                    5950 Symphony Woods Road
                    Columbia, Maryland 21044

          5.9 The Tenant shall give prompt notice to the Landlord of all losses, damages, or injuries to any person or to property of the Tenant, the Landlord, or third parties which may in any way be related to the Lease or for which a claim may be made against the Landlord. The Tenant shall promptly report to the Landlord all such claims of which the Tenant has notice, whether related to matters insured or uninsured. No settlement or payment for any claim, loss, injury, damage, or other matter as to which the Landlord may be charged with an obligation to make any payment or reimbursement shall be made by the Tenant without the written consent of the Landlord, which shall not unreasonably be withheld or delayed.

          The carrying of any of the insurance required hereunder shall not be interpreted as relieving the Tenant of any responsibility to the Landlord. The Tenant shall assist and cooperate with any insurance company in the adjustment or litigation of all claims arising under the terms of this Section.

          The Tenant shall procure and maintain the Tenant installation floater insurance to protect its interests and that of its subcontractors during the course of the construction work.

          The Landlord does not and will not waive any rights which it may have against the Tenant and/or its representatives for any loss, expense and damage to persons and property (tangible and intangible) from any cause whatsoever.

          5.10 Not later than sixty (60) days after substantial completion of the Improvements, the Landlord shall measure the Premises by measuring from the outside of any exterior walls of the Premises to the center line of any partitions constructed which separate the Premises from the remaining or adjacent portions of the Building and shall give the Tenant notice of the floor area so determined. The floor area stated in such notice shall be deemed the number of square feet of floor area and net rentable square feet of the Premises for all purposes of this Lease unless, within thirty (30) days after receipt of such notice, the Tenant shall give the Landlord notice that the Tenant believes the Landlord's measurement to be inaccurate. In such event, the Independent Arbiter shall measure the Premises and certify the floor area thereof to the parties. The Tenant's floor area as so certified shall be binding on the parties and shall be deemed the number of square feet of floor area and net rentable square feet of the Premises for all purposes of this Lease. In the event the floor area of the Premises shall be greater or less than 26,000 square feet, the Base Rent for the first Lease Year shall be adjusted based on a rate of $13.25 per square foot, the Costs Component shall be adjusted based on a rate of $6.25 per square foot and the Landlord Contribution shall be adjusted based on a rate of $15.00 per square foot. The Landlord and the Tenant shall execute such amendment to this Lease as may be necessary to reflect any change in the floor area of the Premises, the Base Rent, the Costs Component and the Landlord Contribution. Until such time as a new floor area of the Premises is established in accordance with this Section 5.10, the floor area of the Premises, the Base Rent, the Costs Component and the Landlord Contribution shall be as stated herein, subject to appropriate adjustment between the Landlord and the Tenant when such floor area is so established.

     2.15 Section 18 is hereby deleted and the following is hereby inserted in lieu thereof:

     "Section 18. NOTICES

          (a) All notices, demands, requests and other instruments which may or are required to be given by either party to the other under this Lease shall be given in writing. All notices, demands, requests and other instruments from the Landlord to the Tenant shall be deemed to have been properly given if sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed to the Tenant at Property Development Center-East, COP-5/9, 6406 Ivy Lane, Greenbelt, Maryland 20770, with a copy to Real Estate Law Manager, 111 Powdermill Road, Maynard, Massachusetts 01754-1418, or at such other address as the Tenant from time to time shall have designated by written notice to the Landlord.

          (b) All notices, demands, requests and other instruments from the Tenant to the Landlord shall be deemed properly given if sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed to the Landlord at Rouse & Associates-Metro East Executive Terrace Limited Partnership, Suite 150, 5950 Symphony Woods Road, Columbia, Maryland 21044, or at such other address as the Landlord from time to time shall have designated by written notice to the Tenant."

     Section 3. EFFECT OF AMENDMENT. Except as specifically amended hereby, the Lease shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Lease, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Lease. This Amendment shall hereafter be deemed part of the Lease for all purposes.

     Section 4. REPRESENTATIONS. The Landlord and the Tenant each hereby represents and warrants to the other that, as of the date each hereof, it (a) is the sole legal and beneficial owner of all of the right, title and interest reserved by or granted to it by the Lease, and (b) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title and interest, without the necessity of obtaining any other person's consent thereto or joinder therein.

     IN WITNESS WHEREOF, each party hereto has executed and ensealed this Amendment or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS or ATTEST:            ROUSE & ASSOCIATES-METRO EAST EXECUTIVE
                              TERRACE LIMITED PARTNERSHIP

/s/ Diane E. Denison          By:  /s/ Claiborn M. Carr, III (SEAL)
-------------------------        ---------------------------
                                   Claiborn M. Carr, III,
                                   General Partner

                                         - Landlord -


                              DIGITAL EQUIPMENT CORPORATION

                              By:  /s/ Mark A. Coffey  (SEAL)
-------------------------        ---------------------------
                                   Mark A. Coffey, Manager
                                   Property Development Center
                                   Eastern Region

                               METRO EXECUTIVE TERRACE

                                  AGREEMENT OF LEASE

                                    by and between


                   ROUSE & ASSOCIATES-METRO EAST EXECUTIVE TERRACE
                                 LIMITED PARTNERSHIP

                                         and

                            DIGITAL EQUIPMENT CORPORATION
                            (covering 26,000 square feet)

                                      EXHIBIT A

                              PLAT SHOWING THE PREMISES

                               METRO EXECUTIVE TERRACE

                                  AGREEMENT OF LEASE

                                    by and between

                   ROUSE & ASSOCIATES-METRO EAST EXECUTIVE TERRACE
                                 LIMITED PARTNERSHIP

                                         and

                            DIGITAL EQUIPMENT CORPORATION
                            (covering 26,000 square feet)

                                      EXHIBIT B

                    SCHEDULE OF APPROVED PLANS AND SPECIFICATIONS


The Tenant, at the Tenant's expense, shall prepare and submit proposed plans and specifications to the Landlord for approval, which approval shall not be unreasonably withheld. Once the proposed plans and specifications are in a form satisfactory to each party hereto, the parties hereto shall agree in writing on a schedule identifying such plans and specifications as so approved and identifying such schedule as Exhibit B to this Lease. Such plans and specifications shall be deemed the Approved Plans and Specifications for all purposes of this Lease.

                                EXHIBIT D TO SUBLEASE
                                 CONSENT OF LANDLORD



[Landlord's Letterhead]


[Date]


[Applicable Digital address Attention: ]


Re: [Description of Prime Lease] (the "Prime Lease")

Dear Sir:

You have requested our consent to a sublease of [a portion of] the premises demised by the Prime Lease upon the terms described in the attached Exhibit A [attach letter of intent or other written description of the proposed sublease].

We hereby grant such consent upon the terms so described, provided that:

     [State any conditions required by the Prime Lease, such as execution of the sublease within a designated period or payment of a percentage of subletting profits]

We hereby agree that in the event of any default by the subtenant under the terms of the Prime Lease, notice of such default, as required under [Section __] of the Prime Lease, shall be delivered simultaneously both to you and to the subtenant, and we will accept cure of such default by subtenant as cure by you. We will not exercise any remedies provided under the Prime Lease until all notices have been so given and all grace periods provided under the Prime Lease have expired.

In all other respects, the terms of the Prime Lease are hereby ratified and confirmed.

Sincerely,

                                EXHIBIT E TO SUBLEASE
                           CONSENT OF LANDLORD'S MORTGAGEES


[Attach Consents of Landlord's mortgagees if required by Prime Lease or Digital's subordination, recognition and non-disturbance agreements.]

                                      EXHIBIT F

                               OFFICE SYSTEMS FURNITURE

     During the term of sublease, subtenant shall have the right to utilize up to a quantity of 50 (fifty) of sublandlords' office systems furniture presently located at 8301 Corporate Drive, Landover, Maryland 20785.

     Subtenant shall be responsible for delivery and installation of said office systems furniture at the premises.

     Said office systems furniture shall be made available to Subtenant at no additional cost during the term of this sublease.

     Upon expiration or early termination of this agreement, said office furniture systems shall be returned to sublandlord in the same condition in which delivery was taken, normal wear and tear excepted.